                                                                     Exhibit 4.1







                         POOLING AND SERVICING AGREEMENT
                                   Relating to



                           ADVANTA MORTGAGE LOAN TRUST
                                     1998-2



                                      Among



                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor,



                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,



                                       and



                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee



                            Dated as of June 1, 1998


                                                               TABLE OF CONTENTS
                                                         (Not a Part of this Agreement)

                                                                                                                     Page
Parties.................................................................................................................1
Recitals................................................................................................................1

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION............................................................................1

      Section 1.1.           Definitions................................................................................1
      Section 1.2.           Use of Words and Phrases..................................................................57
      Section 1.3.           Captions; Table of Contents...............................................................57
      Section 1.4.           Opinions..................................................................................57

ARTICLE II ESTABLISHMENT AND ORGANIZATION OF THE TRUST.................................................................58

      Section 2.1.           Establishment of the Trust................................................................58
      Section 2.2.           Office....................................................................................58
      Section 2.3.           Purposes and Powers.......................................................................58
      Section 2.4.           Appointment of the Trustee; Declaration of Trust..........................................58
      Section 2.5.           Expenses of the Trust.....................................................................58
      Section 2.6.           Ownership of the Trust....................................................................58
      Section 2.7.           Situs of the Trust........................................................................59
      Section 2.8.           Miscellaneous REMIC Provisions.  [Revise].................................................59

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR AND THE MASTER SERVICER; COVENANT OF SPONSOR
                             TO CONVEY MORTGAGE LOANS..................................................................61

      Section 3.1.           Representations and Warranties of the Sponsor.............................................61
      Section 3.2.           Representations and Warranties of the  Master Servicer....................................63
      Section 3.3.           Representations and Warranties of the Sponsor with Respect to the Mortgage Loans..........65
      Section 3.4.           Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In
                                 Certain Situations....................................................................67
      Section 3.5.           Conveyance of the Mortgage Loans..........................................................68
      Section 3.6.           Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee..71
      Section 3.7.           Cooperation Procedures....................................................................72

ARTICLE IV ISSUANCE AND SALE OF CERTIFICATES...........................................................................72

      Section 4.1.           Issuance of Certificates..................................................................72
      Section 4.2.           Sale of Certificates......................................................................72

ARTICLE V CERTIFICATES AND TRANSFER OF INTERESTS.......................................................................72

      Section 5.1.           Terms.....................................................................................72
      Section 5.2.           Forms.....................................................................................73
      Section 5.3.           Execution, Authentication and Delivery....................................................73
      Section 5.4.           Registration and Transfer of Certificates.................................................73
      Section 5.5.           Mutilated, Destroyed, Lost or Stolen Certificates.........................................75
      Section 5.6.           Persons Deemed Owners.....................................................................76
      Section 5.7.           Cancellation..............................................................................76
      Section 5.8.           Limitation on Transfer of Ownership Rights................................................76
      Section 5.9.           Assignment of Rights......................................................................77

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
ARTICLE VI COVENANTS...................................................................................................77

      Section 6.1.           Distributions.............................................................................77
      Section 6.2.           Money for Distributions to be Held in Trust; Withholding..................................78
      Section 6.3.           Protection of Trust Estate................................................................78
      Section 6.4.           Performance of Obligations................................................................79
      Section 6.5.           Negative Covenants........................................................................79
      Section 6.6.           No Other Powers...........................................................................80
      Section 6.7.           Limitation of Suits.......................................................................80
      Section 6.8.           Unconditional Rights of Owners to Receive Distributions...................................81
      Section 6.9.           Rights and Remedies Cumulative............................................................81
      Section 6.10.          Delay or Omission Not Waiver..............................................................81
      Section 6.11.          Control by Owners.........................................................................81

ARTICLE VII ACCOUNTS, DISBURSEMENTS AND RELEASES.......................................................................82

      Section 7.1.           Collection of Money.......................................................................82
      Section 7.2.           Establishment of Certificate Account......................................................82
      Section 7.3.           The Insurance Policy......................................................................82
      Section 7.4.           [RESERVED]................................................................................83
      Section 7.5.           Flow of Funds.............................................................................83
      Section 7.6.           Investment of Accounts....................................................................90
      Section 7.7.           Eligible Investments......................................................................90
      Section 7.8.           Reports by Trustee........................................................................91
      Section 7.9.           Additional Reports by Trustee.............................................................94
      Section 7.10.          Supplemental Interest Payment Account, Supplement Interest Payments and Class R
                                Distribution Account...................................................................95

ARTICLE VIII SERVICING AND ADMINISTRATION OF MORTGAGE LOANS............................................................96

      Section 8.1.           Master Servicer and Sub-Servicers.........................................................96
      Section 8.2.           Collection of Certain Mortgage Loan Payments..............................................98
      Section 8.3.           Sub-Servicing Agreements Between Master Servicer and Sub-Servicers........................98
      Section 8.4.           Successor Sub-Servicers...................................................................98
      Section 8.5.           Liability of Master Servicer..............................................................98
      Section 8.6.           No Contractual Relationship Between Sub-Servicer and Trustee or the Owners................99
      Section 8.7.           Assumption or Termination of Sub-Servicing Agreement by Trustee...........................99
      Section 8.8.           Principal and Interest Account............................................................99
      Section 8.9.           Delinquency Advances, Compensating Interest and Servicing Advances........................101
      Section 8.10.          Purchase of Mortgage Loans................................................................102
      Section 8.11.          Maintenance of Insurance..................................................................103
      Section 8.12.          Due-on-Sale Clauses; Assumption and Substitution Agreements...............................103
      Section 8.13.          Realization Upon Defaulted Mortgage Loans.................................................104
      Section 8.14.          Trustee to Cooperate; Release of Files....................................................106
      Section 8.15.          Servicing Compensation....................................................................107
      Section 8.16.          Annual Statement as to Compliance.........................................................107
      Section 8.17.          Annual Independent Certified Public Accountants' Reports..................................107
      Section 8.18.          Access to Certain Documentation and Information Regarding the Mortgage Loans..............108
      Section 8.19.          Assignment of Agreement...................................................................108
      Section 8.20.          Removal of Master Servicer; Resignation of Master Servicer................................108
      Section 8.21.          Inspections by the Insurer and the Trustee; Errors and Omissions Insurance................112
      Section 8.22.          Merger, Conversion, Consolidation or Succession to Business of Master Servicer............112
      Section 8.23.          Notices of Material Events................................................................112

ARTICLE IX TERMINATION OF TRUST........................................................................................113

      Section 9.1.           Termination of Trust......................................................................113

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
      Section 9.2.           Termination Upon Option of Master Servicer................................................114
      Section 9.3.           Termination Upon Loss of REMIC Status.....................................................114
      Section 9.4.           Disposition of Proceeds...................................................................115
      Section 9.5.           Netting of Amounts........................................................................116

ARTICLE X THE TRUSTEE..................................................................................................116

      Section 10.1.          Certain Duties and Responsibilities.......................................................116
      Section 10.2.          Removal of Trustee for Cause..............................................................117
      Section 10.3.          Certain Rights of the Trustee.............................................................118
      Section 10.4.          Not Responsible for Recitals or Issuance of Certificates..................................119
      Section 10.5.          May Hold Certificates.....................................................................119
      Section 10.6.          Money Held in Trust.......................................................................119
      Section 10.7.          No Lien for Fees..........................................................................120
      Section 10.8.          Corporate Trustee Required; Eligibility...................................................120
      Section 10.9.          Resignation and Removal; Appointment of Successor.........................................120
      Section 10.10.         Acceptance of Appointment by Successor Trustee............................................121
      Section 10.11.         Merger, Conversion, Consolidation or Succession to Business of the Trustee................122
      Section 10.12.         Reporting; Withholding....................................................................122
      Section 10.13.         Liability of the Trustee..................................................................122
      Section 10.14.         Appointment of Co-Trustee or Separate Trustee.............................................123

ARTICLE XI MISCELLANEOUS...............................................................................................124

      Section 11.1.          Compliance Certificates and Opinions......................................................124
      Section 11.2.          Form of Documents Delivered to the Trustee................................................124
      Section 11.3.          Acts of Owners............................................................................125
      Section 11.4.          Notices, etc., to Trustee.................................................................126
      Section 11.5.          Notices and Reports to Owners; Waiver of Notices..........................................126
      Section 11.6.          Rules by Trustee and Sponsor..............................................................126
      Section 11.7.          Successors and Assigns....................................................................126
      Section 11.8.          Severability..............................................................................127
      Section 11.9.          Benefits of Agreement.....................................................................127
      Section 11.10.         Legal Holidays............................................................................127
      Section 11.11.         Governing Law.............................................................................127
      Section 11.12.         Counterparts..............................................................................127
      Section 11.13.         Usury.....................................................................................127
      Section 11.14.         Amendment.................................................................................128
      Section 11.15.         REMIC Status; Taxes.......................................................................129
      Section 11.16.         Additional Limitation on Action and Imposition of Tax.....................................130
      Section 11.17.         Appointment of Tax Matters Person.........................................................131
      Section 11.18.         The Insurer...............................................................................131
      Section 11.19.         Maintenance of Records....................................................................131
      Section 11.20.         Notices...................................................................................131

               POOLING AND SERVICING AGREEMENT, relating to ADVANTA MORTGAGE LOAN TRUST 1998-2, dated as of June 1, 1998, by and among ADVANTA MORTGAGE CONDUIT SERVICES, INC., a Delaware corporation, in its capacity as Sponsor of the Trust (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

               WHEREAS, the Sponsor wishes to establish a trust, and to provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

               WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

               WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

               WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee hereunder; and

               WHEREAS, Ambac Assurance Corporation (the "Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION


               SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

               "Accepted Servicing Practices": The Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Properties are located and will give due consideration to the Certificateholders' reliance on the Master Servicer.

               "Account": Any account established in accordance with Sections 7.2, 7.10 or 8.8 hereof each of which shall be established at a Designated Depository Institution.

               "Accrual Period": With respect to the Fixed Rate Certificates, the calendar month immediately preceding the month in which the Payment Date occurs. A "calendar month" shall be deemed to be 30 days. All calculations of interest on such Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. With respect to the Floating Rate Certificates, the period commencing on the immediately preceding Payment Date

(or the Startup Day in the case of the first Payment Date) to and including the day prior to the current Payment Date. Calculations of interest on such Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period in a year of 360 days.

               "Advanta Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with an "A" code, the items listed as
(a), (b), (c), (d) and (f) on Exhibit B hereto.

               "Advanta Servicing Fee": With respect to any Mortgage Loan that is not an Unaffiliated Originator Loan, an amount retained by the Master Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 8.15 hereof and equal to 0.50% per annum of the then outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of each calendar month payable on a monthly basis.

               "Affiliated Originators": Advanta Mortgage Corp. USA, a Delaware corporation, Advanta Mortgage Corp. Midatlantic, a Pennsylvania corporation, Advanta Mortgage Corp. Midatlantic II, a Pennsylvania corporation, Advanta Mortgage Corp. Midwest, a Pennsylvania corporation, Advanta Mortgage Corp. of New Jersey, a New Jersey corporation, Advanta Mortgage Corp. Northeast, a New York corporation, Advanta National Bank, a national banking association, Advanta Finance Corp., a Nevada corporation.

               "Aggregate Certificate Principal Balance": As of any date of determination thereof, the sum of the then outstanding Certificate Principal Balance of the Class A Certificates (other than the Class F-IO Certificates and the Class A-IO Certificates).

               "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

               "A-IO Period": The period from the Startup Day through and including the 14th Payment Date.

               "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

               "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

               "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Trustee, the Sponsor and the Master Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Startup Day.

               "Available Funds Cap Rate": The Group IA Available Funds Cap Rate, the Group IB Available Funds Cap Rate, the Group IIA Available Funds Cap Rate or the Group IIB Available Funds Cap Rate, as applicable.

               "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

               "Business Day": Any day that is not a Saturday, Sunday or other day on which the Insurer is closed or commercial banking institutions in the State of New York, the State of California or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

               "Capped Certificate": As of any Payment Date, either or both of the Class A-16 Certificates or the Class A-18 Certificates, to the extent that the Pass-Through Rate of either such Class has been limited by the Group IIA Available Funds Cap Rate or the Group IIB Available Funds Cap Rate, as applicable, for such Payment Date.

               "Capped Interest Shortfall": As defined in Section 7.10(b) hereof.

               "Certificate": Any one of the Class A Certificates, each representing the interests and the rights described in this Agreement.

               "Certificate Account": The Certificate Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

               "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Certificates, the Certificate Principal Balances thereof, as follows:


         Class A-1 Certificates         =        $ 73,000,000
         Class A-2 Certificates         =        $ 41,000,000
         Class A-3 Certificates         =        $ 34,000,000
         Class A-4 Certificates         =        $ 17,000,000
         Class A-5 Certificates         =        $ 24,000,000
         Class A-6 Certificates         =        $ 27,000,000
         Class A-7 Certificates         =        $ 15,000,000
         Class A-8 Certificates         =        $  9,000,000
         Class A-9 Certificates         =        $ 88,000,000
         Class A-10 Certificates        =        $ 61,000,000
         Class A-11 Certificates        =        $ 38,000,000
         Class A-12 Certificates        =        $ 28,000,000
         Class A-13 Certificates        =        $ 28,000,000
         Class A-14 Certificates        =        $ 36,000,000
         Class A-15 Certificates        =        $ 31,000,000
         Class A-16 Certificates        =        $180,000,000
         Class A-17 Certificates        =        $ 60,000,000
         Class A-18 Certificates        =        $101,250,000
         Class A-19 Certificates        =        $ 33,750,000

As of any Payment Date with respect to the Class A-1, A-2, A-3, A-4, A-5, A-6 A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, and the
Class A-19 Certificates, the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Principal Balance, the Class A-6 Certificate Principal Balance, the Class A-7

Certificate Principal Balance, the Class A-8 Certificate Principal Balance, the Class A-9 Certificate Principal Balance, the Class A-10 Certificate Principal Balance, the Class A-11 Certificate Principal Balance, the Class A-12 Certificate Principal Balance, the Class A-13 Certificate Principal Balance, the Class A-14 Certificate Principal Balance, the Class A-15 Certificate Principal Balance, the Class A-16 Certificate Principal Balance, the Class A-17 Certificate Principal Balance, the Class A-18 Certificate Principal Balance, and the Class A-19 Certificate Principal Balance, respectively, as of such Payment Date.

               The Class F-IO Certificates, the Class A-IO Certificates and the Class R Certificates do not have a Certificate Principal Balance.

               "Civil Relief Act": The Soldiers and Sailors' Civil Relief Act of 1940, as amended from time to time.

               "Civil Relief Act Shortfalls": Interest shortfalls resulting from the application of the Civil Relief Act.

               "Class": Any Class of the Class A Certificates or the Class R Certificates.

               "Class A Certificate": Any one of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class A-9 Certificates, the Class A-10 Certificates, the Class A-11 Certificates, the Class A-12 Certificates, the Class A-13 Certificates, the Class A-14 Certificates, the Class A-15 Certificates, the Class A-16 Certificates, the Class A-17 Certificates, the Class A-18 Certificates, the Class A-19 Certificates, the Class F-IO Certificates or the Class A-IO Certificates.

               "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Principal Distribution Amount pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A Current Interest": With respect to any Payment Date, the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest, the Class A-7 Current Interest, the Class A-8 Current Interest, the Class A-9 Current Interest, the Class A-10 Current Interest, the Class A-11 Current Interest, the Class A-12 Current Interest, the Class A-13 Current Interest, the Class A-14 Current Interest, the Class A-15 Current Interest, the Class A-16 Current Interest, the Class A-17 Current Interest, the Class A-18 Current Interest, the Class A-19 Current Interest, the Class F-IO Current Interest or the Class A-IO Current Interest.

               "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount, the Class A-7 Distribution Amount, the Class A-8 Distribution Amount, the Class A-9 Distribution Amount, the Class A-10 Distribution Amount, the Class A-11 Distribution Amount, the Class A-12 Distribution Amount, the Class A-13 Distribution Amount, the Class A-14 Distribution Amount, the Class A-15 Distribution Amount, the Class A-16 Distribution Amount, the Class A-17 Distribution Amount, the Class A-18 Distribution Amount, the Class A-19 Distribution Amount, the Class F-IO Distribution Amount and the Class A-IO Distribution Amount.

               "Class A Interest Carry Forward Amount": With respect to any Payment Date, the Class A-1 Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class A-3 Interest Carry Forward Amount, the Class A-4 Interest Carry Forward Amount, the Class A-5 Interest Carry Forward Amount, the Class A-6 Interest Carry Forward Amount, the Class A-7 Interest Carry Forward Amount, the Class A-8 Interest Carry Forward Amount, the Class A-9 Interest Carry Forward Amount, the Class A-10 Interest Carry Forward Amount, the Class A-11 Interest Carry Forward Amount, the Class A-12 Interest Carry Forward Amount, the Class A-13 Interest Carry Forward Amount, the Class A-14 Interest Carry Forward Amount, the Class A-15 Interest Carry Forward Amount, the Class A-16 Interest Carry Forward Amount, the Class A-17 Interest Carry Forward Amount, the Class A-18 Interest Carry Forward Amount, the Class A-19 Interest Carry Forward Amount, the Class F-IO Interest Carry Forward Amount or the Class A-IO Interest Carry Forward Amount.

               "Class A Principal Distribution Amount": Either the Group IA Class A Principal Distribution Amount, the Group IB Class A Principal Distribution Amount, the Group IIA Class A Principal Distribution Amount or the Group IIB Class A Principal Distribution Amount, as appropriate.

               "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed with respect to the Class A-1 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

               "Class A-1 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-1 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-1 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest, (y) the Class A-1 Interest Carry Forward Amount, if any, and (z) the Group IA Class A Principal Distribution Amount payable to the Owners of Class A-1 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-1 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-1 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-1 Pass-Through Rate.

               "Class A-1 Pass-Through Rate": With respect to any Payment Date, 6.44% per annum.

               "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed with respect to the Class A-2 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

               "Class A-2 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-2 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-2 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-2 Current Interest, (y) the Class A-2 Interest Carry Forward Amount, if any, and (z) the Group IA Class A Principal Distribution Amount payable to the Owners of Class A-2 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-2 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-2 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

               "Class A-2 Pass-Through Rate": With respect to any Payment Date, 6.12% per annum.

               "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3 Certificates less any amounts actually distributed with respect to the Class A-3 Certificates pursuant to
Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-3 Certificate Termination Date": The Payment Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

               "Class A-3 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-3 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-3 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-3 Current Interest, (y) the Class A-3 Interest Carry Forward Amount, if any, and (z) the Group IA Class A Principal Distribution Amount payable to the Owners of Class A-3 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-3 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-3 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-3 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-3 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-3 Pass-Through Rate.

               "Class A-3 Pass-Through Rate": With respect to any Payment Date, 6.19% per annum.

               "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4 Certificates less any amounts actually distributed with respect to the Class A-4 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-4 Certificate Termination Date": The Payment Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

               "Class A-4 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-4 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-4 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-4 Current Interest, (y) the Class A-4 Interest Carry Forward Amount, if any, and (z) the Group IA Class A Principal Distribution Amount payable to the Owners of Class A-4 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-4 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-4 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-4 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-4 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-4 Pass-Through Rate.

               "Class A-4 Pass-Through Rate": With respect to any Payment Date, 6.31% per annum.

               "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5 Certificates less any amounts actually distributed with respect to the Class A-5 Certificates pursuant to Section 7.5(d) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-5 Certificate Termination Date": The Payment Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

               "Class A-5 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-5 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-5 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-5 Current Interest, (y) the Class A-5 Interest Carry Forward Amount, if any, and (z) the Group IA Class A Principal Distribution Amount payable to the Owners of Class A-5 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-5 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-5 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-5 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-5 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-5 Pass-Through Rate.

               "Class A-5 Pass-Through Rate": With respect to any Payment Date, 6.33% per annum.

               "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-6 Certificates less any amounts actually distributed with respect to the Class A-6 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-6 Certificate Termination Date": The Payment Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

               "Class A-6 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-6 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-6 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-6 Current Interest, (y) the Class A-6 Interest Carry Forward Amount, if any, and (z) the Group IA Class A Principal Distribution Amount payable to the Owners of Class A-6 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-6 Formula Pass-Through Rate": With respect to any Payment Date, occurring prior to the Clean-Up Call Date, 6.63% per annum; with respect to any Payment Date occurring after the Clean-Up Date, 7.38%.

               "Class A-6 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-6 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-6 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-6 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-6 Pass-Through Rate.

               "Class A-6 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) the Class A-6 Formula Pass-Through Rate and (y) the Group IA Available Funds Cap Rate for such Payment Date.

               "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-7 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-7 Certificates less any amounts actually distributed with respect to the Class A-7 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-7 Certificate Termination Date": The Payment Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

               "Class A-7 Current Interest": With respect to any Payment Date an amount equal to the sum of (i), the amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-7 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-7 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-7 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-7 Current Interest, (y) the Class A-7 Interest Carry Forward Amount, if any, and until the Class A-7 Certificate Principal Balance has been reduced to zero, (z) Class A-7/A-8 Lockout Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.5(b)(F).

               "Class A-7 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-7 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-7 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-7 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-7 Pass-Through Rate.

               "Class A-7/A-8 Lockout Distribution Amount": With respect to any Payment Date, the product of (i) the applicable Class A-7/A-8 Lockout Percentage for such Payment Date and (ii) the Class A-7/A-8 Lockout Pro Rata Distribution Amount for such Payment Date; provided, that in no event shall the Class A-7/A-8 Lockout Distribution Amount exceed the Group IA Class A Principal Distribution Amount for the related Payment Date or the Class A-7 Certificate Principal Balance (if the Class A-7 Certificates are then receiving distributions of principal) or of the Class A-8 Certificates (if the Class A-8 Certificates are then receiving distributions of principal).

               "Class A-7/A-8 Lockout Percentage": For each Payment Date, the percentage set forth below:

                                                   CLASS A-7/A-8
                 PAYMENT DATES                   LOCKOUT PERCENTAGE
        -----------------------------------      ------------------
        July 1998-June 2001                               0%
        July 2001-June 2003                              45%
        July 2003-June 2004                              80%
        July 2004-June 2005                             100%

                                                   CLASS A-7/A-8
                 PAYMENT DATES                   LOCKOUT PERCENTAGE
        -----------------------------------      ------------------
        July 2005 and thereafter                        300%


               "Class A-7/A-8 Lockout Pro Rata Distribution Amount": With respect to any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the aggregate Certificate Principal Balance of (i) if the Class A-7 Certificate Principal Balance is greater than zero at the beginning of such Payment Date, and the Class A-7 Certificates are then outstanding, of the Class A-7 Certificates and (ii) if the Class A-7 Certificate Principal Balance is equal to zero, then of at the beginning of such Payment Date then of the Class A-8 Certificates, in either case immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Certificates relating to the Group IA Pool immediately prior to such Payment Date and (y) the Principal Distribution Amount with respect to the Group IA Pool for such Payment Date.

               "Class A-7 Pass-Through Rate":  6.15% per annum.

               "Class A-8 Certificate": Any one of the Certificates designated on the face thereof as a Class A-8 Certificate, substantially in the form annexed hereto as Exhibit A-8, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-8 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-8 Certificates less any amounts actually distributed with respect to the Class A-8 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-8 Certificate Termination Date": The Payment Date on which the Class A-8 Certificate Principal Balance is reduced to zero.

               "Class A-8 Current Interest": With respect to any Payment Date an amount equal to the sum of (i), the amount of interest accrued on the Class A-8 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-8 Pass-Through Rate and (ii) the Group IA Preference Amount related to interest previously paid on the Class A-8 Certificates to the extent such Group IA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-8 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IA during the related Remittance Period.

               "Class A-8 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-8 Current Interest, (y) the Class A-8 Interest Carry Forward Amount, if any, and (z) the sum of (i) the Class A-8 Lockout Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.5(b)(F) and (ii) the portion, if any, of the Group IA Principal Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.5(b)(F) hereof.

               "Class A-8 Formula Pass-Through Rate": With respect to any Payment Date occurring prior to the Clean-Up Call Date, 6.36% per annum; with respect to any Payment Date occurring after the Clean-Up Call Date, 7.11%.

               "Class A-8 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-8 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-8 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-8 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-8 Pass-Through Rate.

               "Class A-8 Pass Through Rate": With respect to any Payment Date, the lesser of (x) the Class A-8 Formula Pass-Through Rate and (y) the Group IA Available Funds Cap Rate.

               "Class A-9 Certificate": Any one of the Certificates designated on the face thereof as a Class A-9 Certificate, substantially in the form annexed hereto as Exhibit A-9, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-9 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-9 Certificates less any amounts actually distributed with respect to the Class A-9 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-9 Certificate Termination Date": The Payment Date on which the Class A-9 Certificate Principal Balance is reduced to zero.

               "Class A-9 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-9 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-9 Pass-Through Rate and (ii) the Group IB Preference Amount related to interest previously paid on the Class A-9 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-9 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-9 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-9 Current Interest, (y) the Class A-9 Interest Carry Forward Amount, if any, and (z) the Group IB Class A Principal Distribution Amount payable to the Owners of Class A-9 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-9 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-9 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-9 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-9 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-9 Pass-Through Rate.

               "Class A-9 Pass-Through Rate": With respect to any Payment Date, 6.44% per annum.

               "Class A-10 Certificate": Any one of the Certificates designated on the face thereof as a Class A-10 Certificate, substantially in the form annexed hereto as Exhibit A-10, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-10 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-10 Certificates less any amounts actually distributed with respect to the Class A-10 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-10 Certificate Termination Date": The Payment Date on which the Class A-10 Certificate Principal Balance is reduced to zero.

               "Class A-10 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-10 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-10 Pass-Through Rate and (ii) the Group IB Preference Amount related to interest previously paid on the Class A-10 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-10 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-10 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-10 Current Interest, (y) the Class A-10 Interest Carry Forward Amount, if any, and (z) the Group IB Class A Principal Distribution Amount payable to the Owners of Class A-10 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-10 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-10 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-10 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-10 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-10 Pass-Through Rate.

               "Class A-10 Pass-Through Rate": With respect to any Payment Date, 6.12% per annum.

               "Class A-11 Certificate": Any one of the Certificates designated on the face thereof as a Class A-11 Certificate, substantially in the form annexed hereto as Exhibit A-11, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-11 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-11 Certificates less any amounts actually distributed with respect to the Class A-11 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-11 Certificate Termination Date": The Payment Date on which the Class A-11 Certificate Principal Balance is reduced to zero.

               "Class A-11 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-11 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-11 Pass-Through Rate and (ii) the Group IB Preference Amount related to interest previously paid on the Class A-11 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-11 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-11 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-11 Current Interest, (y) the Class A-11 Interest Carry Forward Amount, if any, and (z) the Group IB Class A Principal Distribution Amount payable to the Owners of Class A-11 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-11 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-11 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-11 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-11 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-11 Pass-Through Rate.

               "Class A-11 Pass-Through Rate": With respect to any Payment Date, 6.21% per annum.

               "Class A-12 Certificate": Any one of the Certificates designated on the face thereof as a Class A-12 Certificate, substantially in the form annexed hereto as Exhibit A-12, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-12 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-12 Certificates less any amounts actually distributed with respect to the Class A-12 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-12 Certificate Termination Date": The Payment Date on which the Class A-12 Certificate Principal Balance is reduced to zero.

               "Class A-12 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-12 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-12 Pass-Through Rate and (ii) the Group IB Preference Amount related to interest previously paid on the Class A-12 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-12 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-12 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-12 Current Interest, (y) the Class A-12 Interest Carry Forward Amount, if any, and (z) the Group IB Class A Principal Distribution Amount payable to the Owners of Class A-12 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-12 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-12 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-12 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-12 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-12 Pass-Through Rate.

               "Class A-12 Pass-Through Rate": With respect to any Payment Date, 6.33% per annum.

               "Class A-13 Certificate": Any one of the Certificates designated on the face thereof as a Class A-13 Certificate, substantially in the form annexed hereto as Exhibit A-13, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-13 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-13 Certificates less any amounts actually distributed with respect to the Class A-13 Certificates pursuant to Section 7.5(d) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-13 Certificate Termination Date": The Payment Date on which the Class A-13 Certificate Principal Balance is reduced to zero.

               "Class A-13 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-13 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-13 Pass-Through Rate and (ii) the Group IB Preference Amount related to interest previously paid on the Class A-13 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-13 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-13 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-13 Current Interest, (y) the Class A-13 Interest Carry Forward Amount, if any, and (z) the Group IB Class A Principal Distribution Amount payable to the Owners of Class A-13 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-13 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-13 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-13 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-13 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-13 Pass-Through Rate.

               "Class A-13 Pass-Through Rate": With respect to any Payment Date, 6.36% per annum.

               "Class A-14 Certificate": Any one of the Certificates designated on the face thereof as a Class A-14 Certificate, substantially in the form annexed hereto as Exhibit A-14, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-14 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-14 Certificates less any amounts actually distributed with respect to the Class A-14 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-14 Certificate Termination Date": The Payment Date on which the Class A-14 Certificate Principal Balance is reduced to zero.

               "Class A-14 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-14 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-14 Pass-Through Rate and (ii) the IB Group Preference Amount related to interest previously paid on the Class A-14 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-14 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-14 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-14 Current Interest, (y) the Class A-14 Interest Carry Forward Amount, if any, and (z) the Group IB Class A Principal Distribution Amount payable to the Owners of Class A-14 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-14 Formula Pass-Through Rate": With respect to any Payment Date, occurring prior to the Clean-Up Call Date, 6.65% per annum; with respect to any Payment Date occurring after the Clean-Up Call Date, 7.40%.

               "Class A-14 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-14 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-14 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-14 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-14 Pass-Through Rate.

               "Class A-14 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) the Class A-14 Formula Pass-Through Rate and (y) the Group IB Available Funds Cap Rate for such Payment Date.

               "Class A-15 Certificate": Any one of the Certificates designated on the face thereof as a Class A-15 Certificate, substantially in the form annexed hereto as Exhibit A-15, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-15 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-15 Certificates less any amounts actually distributed with respect to the Class A-15 Certificates pursuant to
Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-15 Certificate Termination Date": The Payment Date on which the Class A-15 Certificate Principal Balance is reduced to zero.

               "Class A-15 Current Interest": With respect to any Payment Date an amount equal to the sum of (i), the amount of interest accrued on the Class A-15 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-15 Pass-Through Rate and (ii) the Group IB Preference Amount related to interest previously paid on the Class A-15 Certificates to the extent such Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-15 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IB during the related Remittance Period.

               "Class A-15 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-15 Current Interest, (y) the Class A-15 Interest Carry Forward Amount, if any, and (z) the sum of (i) the Class A-15 Lockout Distribution Amount payable to the Owners of the Class A-15 Certificates pursuant to Section 7.5(b)(F) and (ii) the portion, if any, of the Group IB Principal Distribution Amount payable to the Owners of the Class A-15 Certificates pursuant to Section 7.5(b)(F) hereof.

               "Class A-15 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-15 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-15 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-15 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-15 Pass-Through Rate.

               "Class A-15 Lockout Distribution Amount": With respect to any Payment Date, the product of (i) the applicable Class A-15 Lockout Percentage for such Payment Date and (ii) the Class A-15 Lockout Pro Rata Distribution Amount for such Payment Date; provided, that in no event shall the Class A-15 Lockout Distribution Amount exceed the Group IB Principal Distribution Amount for the related Payment Date or the Class A-15 Certificate Principal Balance.

               "Class A-15 Lockout Percentage": For each Payment Date, the percentage set forth below:

                                   CLASS A-15
               PAYMENT DATES                   LOCKOUT PERCENTAGE
          ---------------------------------        ------------------
              July 1998-June 2001                               0%
              July 2001-June 2003                              45%
              July 2003-June 2004                              80%
              July 2004-June 2005                             100%
              July 2005 and thereafter                        300%

               "Class A-15 Lockout Pro Rata Distribution Amount": With respect to any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the

Class A-15 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Group IB Certificates immediately prior to such Payment Date and (y) the Group IB Class A Principal Distribution Amount for such Payment Date.

               "Class A-15 Formula Pass-Through Rate": With respect to any Payment Date prior to the Clean-Up Call Date, 6.25% per annum; with respect to any Payment Date occurring after the Clean-Up Call Date, 7.00%.

               "Class A-15 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) the Class A-15 Formula Pass-Through Rate and (y) the Group IB Available Funds Cap Rate.

               "Class A-16 Certificate": Any one of the Certificates designated on the face thereof as a Class A-16 Certificate, substantially in the form annexed hereto as Exhibit A-16, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-16 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-16 Certificates less any amounts actually distributed with respect to the Class A-16 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-16 Certificate Termination Date": The Payment Date on which the Class A-16 Certificate Principal Balance is reduced to zero.

               "Class A-16 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-16 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-16 Pass-Through Rate and (ii) the Group IIA Preference Amount related to interest previously paid on the Class A-16 Certificates to the extent such Group IIA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-16 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IIA during the related Remittance Period.

               "Class A-16 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-16 Current Interest, (y) the Class A-16 Interest Carry Forward Amount, if any and (z) the Group IIA Class A Principal Distribution Amount payable to the Owners of Class A-16 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-16 Formula Pass-Through Rate": With respect to any Payment Date which occurs on or prior to the Clean-up Call Date, LIBOR plus 0.16% per annum and for any Payment Date thereafter, LIBOR plus 0.32% per annum.

               "Class A-16 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-16 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-16 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-16 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-16 Pass-Through Rate.

               "Class A-16 Pass-Through Rate": With respect to any Payment Date, the least of (x) the Class A-16 Formula Pass-Through Rate and (y) the Group IIA Available Funds Cap Rate for such Payment Date.

               "Class A-16 Supplemental Interest Amount": With respect to any Payment Date, the excess, if any, of (A) the lesser of (x) the interest due on the Class A-16 Certificates on any Payment Date calculated at the Class A-16 Formula Pass-Through Rate or (y) the Group IIA Maximum Rate over (B) the interest due on the Class A-16 Certificates calculated at the Group IIA Available Funds Cap Rate.

               "Class A-17 Certificate": Any one of the Certificates designated on the face thereof as a Class A-17 Certificate, substantially in the form annexed hereto as Exhibit A-17, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-17 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-17 Certificates less any amounts actually distributed with respect to the Class A-17 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-17 Certificate Termination Date": The Payment Date on which the Class A-17 Certificate Principal Balance is reduced to zero.

               "Class A-17 Current Interest": With respect to any Payment Date an amount equal to the sum of (i), the amount of interest accrued on the Class A-17 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-17 Pass-Through Rate and (ii) the Group IIA Preference Amount related to interest previously paid on the Class A-17 Certificates to the extent such Group IIA Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-17 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IIA during the related Remittance Period.

               "Class A-17 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-17 Current Interest, (y) the Class A-17 Interest Carry Forward Amount, if any, and (z) the sum of (i) the Class A-17 Lockout Distribution Amount payable to the Owners of the Class A-17 Certificates pursuant to Section 7.5(b)(F) and (ii) the portion, if any, of the Group IIA Principal Distribution Amount payable to the Owners of the Class A-17 Certificates pursuant to Section 7.5(b)(F) hereof.

               "Class A-17 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-17 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-17 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-17 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-17 Pass-Through Rate.

               "Class A-17 Lockout Distribution Amount": With respect to any Payment Date, the product of (i) the applicable Class A-17 Lockout Percentage for such Payment Date and (ii) the Class A-17 Lockout Pro Rata Distribution Amount for such Payment Date; provided, that in no event shall the Class A-17 Lockout Distribution Amount exceed the Group IIA Principal

Distribution Amount for the related Payment Date or the Class A-17 Certificate Principal Balance. Notwithstanding the foregoing, for the July 2003 Payment Date and thereafter, the Class A-17 Lockout Distribution Amount is equal to 100% of the Group IIA Principal Distribution Amount.

               "Class A-17 Lockout Percentage": For each Payment Date, the percentage set forth below:

                                              CLASS A-17
              PAYMENT DATES                LOCKOUT PERCENTAGE
        ----------------------------       ------------------
        July 1998-January 2000                      0%
        February 2000-June 2003                   500%

               "Class A-17 Lockout Pro Rata Distribution Amount": With respect to any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-17 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Group IIA Certificates immediately prior to such Payment Date and (y) the Group IIA Class A Principal Distribution Amount for such Payment Date.

               "Class A-17 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 6.05% per annum or (y) the Group IIA Available Funds Cap Rate.

               "Class A-18 Certificate": Any one of the Certificates designated on the face thereof as a Class A-18 Certificate, substantially in the form annexed hereto as Exhibit A-18, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-18 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-18 Certificates less any amounts actually distributed with respect to the Class A-18 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-18 Certificate Termination Date": The Payment Date on which the Class A-18 Certificate Principal Balance is reduced to zero.

               "Class A-18 Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-18 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-18 Pass-Through Rate and (ii) the Group IIB Preference Amount related to interest previously paid on the Class A-18 Certificates to the extent such Group IIB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-18 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IIB during the related Remittance Period.

               "Class A-18 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-18 Current Interest, (y) the Class A-18 Interest Carry Forward Amount, if any and (z) the Group IIB Class A Principal Distribution Amount payable to the Owners of Class A-18 Certificates pursuant to
Section 7.5(b)(F) hereof.

               "Class A-18 Formula Pass-Through Rate": With respect to any Payment Date which occurs on or prior to the Clean-up Call Date, LIBOR plus 0.16% per annum and for any Payment Date thereafter, LIBOR plus 0.32% per annum.

               "Class A-18 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-18 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-18 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-18 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-18 Pass-Through Rate.

               "Class A-18 Pass-Through Rate": With respect to any Payment Date, the least of (x) the Class A-18 Formula Rate and (y) the Group IIB Available Funds Cap Rate and (z) 14%.

               "Class A-18 Supplemental Interest Amount": With respect to any Payment Date, the excess, if any, of (A) the lesser of (x) the interest due on the Class A-18 Certificates on any Payment Date calculated at the Class A-18 Formula Pass-Through Rate or (y) the Group IIB Maximum Rate over (B) the interest due on the Class A-18 Certificates calculated at the Group IIB Available Funds Cap Rate.

               "Class A-19 Certificate": Any one of the Certificates designated on the face thereof as a Class A-19 Certificate, substantially in the form annexed hereto as Exhibit A-19, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-19 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-19 Certificates less any amounts actually distributed with respect to the Class A-19 Certificates pursuant to Section 7.5(b)(F) hereof with respect to principal thereon on all prior Payment Dates.

               "Class A-19 Certificate Termination Date": The Payment Date on which the Class A-19 Certificate Principal Balance is reduced to zero.

               "Class A-19 Current Interest": With respect to any Payment Date an amount equal to the sum of (i), the amount of interest accrued on the Class A-19 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-19 Pass-Through Rate and (ii) the Group IIB Preference Amount related to interest previously paid on the Class A-19 Certificates to the extent such Group IIB Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-19 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group IIB during the related Remittance Period.

               "Class A-19 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-19 Current Interest, (y) the Class A-19 Interest Carry Forward Amount, if any, and (z) the sum of (i) the Class A-19 Lockout Distribution Amount payable to the Owners of the Class A-19 Certificates pursuant to Section 7.5(b)(F) and (ii) the portion, if any, of the Group IIB Principal Distribution Amount payable to the Owners of the Class A-19 Certificates pursuant to Section 7.5(b)(F) hereof.

               "Class A-19 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-19 Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-19 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-19 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-19 Pass-Through Rate.

               "Class A-19 Lockout Distribution Amount": With respect to any Payment Date, the product of (i) the applicable Class A-19 Lockout Percentage for such Payment Date and (ii) the Class A-19 Lockout Pro Rata Distribution Amount for such Payment Date; provided, that in no event shall the Class A-19 Lockout Distribution Amount exceed the Group IIB Principal Distribution Amount for the related Payment Date or the Class A-19 Certificate Principal Balance. Notwithstanding the foregoing, for the July 2003 Payment Date and thereafter, the Class A-19 Lockout Distribution Amount is equal to 100% of the Group IIA Principal Distribution Amount.

               "Class A-19 Lockout Percentage": For each Payment Date, the percentage set forth below:

                                                    CLASS A-19
                  PAYMENT DATES                  LOCKOUT PERCENTAGE
        --------------------------------         ------------------
        July 1998 - January 2000                          0%
        February 2000 - June 2003                       500%

               "Class A-19 Lockout Pro Rata Distribution Amount": With respect to any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-19 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Group IIB Certificates immediately prior to such Payment Date and (y) the Group IIB Class A Principal Distribution Amount for such Payment Date.

               "Class A-19 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 6.05% per annum and (y) the Group IIB Available Funds Cap Rate.

               "Class A-IO Certificate": Any one of the Certificates designated on the face thereof as a Class A-IO Certificate, substantially in the form annexed hereto as Exhibit A-21, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class A-IO Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-IO Notional Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-IO Pass-Through Rate and
(ii) the sum of (i) the product of (x) the Group IIA Preference Amount and (y) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-17 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Group IIA Certificates and (ii) the product of (x) the Group IIA Preference Amount and (y) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-19 Certificates and the denominator of which is the Certificate Principal Balance of the

Group IIB Certificates related to interest previously paid on the Class A-IO Certificates to the extent such Group I Preference Amount has not been paid; provided, that such amount will be reduced by the Class A-IO Certificates' pro rata share of any Civil Relief Act Shortfalls during the related Remittance Period.

               "Class A-IO Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-IO Current Interest and (y) the Class A-IO Interest Carry Forward Amount.

               "Class A-IO Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-IO Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class A-IO Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-IO Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-IO Pass-Through Rate.

               "Class A-IO Notional Certificate Principal Balance": With respect to any date on or prior to the 14th Payment Date, the sum of the Certificate Principal Balances of the Class A-17 Certificates and the Class A-19 Certificates as of such date. With respect to any date after the 14th Payment Date, zero.

               "Class A-IO Pass-Through Rate":  5.00% per annum.

               "Class F-IO Certificate": Any one of the Certificates designated on the face thereof as a Class F-IO Certificate, substantially in the form annexed hereto as Exhibit A-20, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

               "Class F-IO Current Interest": With respect to any Payment Date, an amount equal to the sum of (i) the amount of interest accrued on the Class F-IO Notional Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class F-IO Pass-Through Rate and
(ii) the sum of (i) the product of the Group IA Preference Amount and a fraction, the numerator of which is the aggregate Certificate Principal Balances of the Class A-7 Certificates and the Class A-8 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Group IA Certificates plus (ii) the product of the Group IIA Preference Amount and a fraction, the numerator of which is the Certificate Principal Balance of the Class A-15 Certificates and the denomination of which is the aggregate Certificate Principal Balance of the Group IB Certificates related to interest previously paid on the Class F-IO Certificates to the extent such Group IA Preference Amount or Group IB Preference Amount has not been paid; provided, that such amount will be reduced by the Class F-IO Certificates' pro rata share of any Civil Relief Act Shortfalls during the related Remittance Period.

               "Class F-IO Distribution Amount": With respect to any Payment Date, the sum of (x) the Class F-IO Current Interest and (y) the Class F-IO Interest Carry Forward Amount.

               "Class F-IO Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class F-IO Current Interest as of the immediately preceding Payment Date and (B) in the event of an Insurer Default, any unpaid Class F-IO Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class F-IO Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class F-IO Pass-Through Rate.

               "Class F-IO Notional Certificate Principal Balance": With respect to any date on or prior to the 30th Payment Date, the sum of the Certificate Principal Balances of the Class A-7 Certificates, the Class A-8 Certificates and the Class A-15 Certificates as of such date. With respect to any date after the 30th Payment Date, zero.

               "Class F-IO Pass-Through Rate":  5.00% per annum.

               "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit A-14, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

               "Clean-Up Call Date": The first Remittance Date following the date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Startup Day.

               "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

               "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property and with respect to any Second Mortgage Loan or any Third Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining principal balance, as of origination of the Second Mortgage Loan or Third Mortgage Loan, as appropriate, of the Senior Lien note(s) relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, divided by (b) the Appraised Value.

               "Compensating Interest":  As defined in Section 8.9(b) hereof.

               "Conduit Acquisition Trust": The trust described in the Pooling and Servicing Agreement dated as of May 1, 1997 among the Sponsor, Bankers Trust Company of California, N.A., as trustee, Advanta Mortgage Corp. USA, as the master servicer, and the "Borrowers" named therein.

               "Conduit Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with a "B" code, the items listed on Exhibit B hereto.

               "Control Party": Until the last sentence of Section 11.18 hereof is applicable and so long as no Insurer Default has occurred and is continuing, the Insurer, and thereafter, the Trustee.

               "Coupon Rate":  The rate of interest borne by each Note.

               "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4

Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest, the Class A-7 Current Interest, the Class A-8 Current Interest, the Class A-9 Current Interest, the Class A-10 Current Interest, the Class A-11 Current Interest, the Class A-12 Current Interest, the Class A-13 Current Interest, the Class A-14 Current Interest, the Class A-15 Current Interest, the Class A-16 Current Interest, the Class A-17 Current Interest, the Class A-18 Current Interest, the Class A-19 Current Interest, the Class F-IO Interest and the Class A-IO Current Interest.

               "Cut-Off Date": The opening of business June 1, 1998.

               "Date-of-Payment Loan": Any Mortgage Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Coupon Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

               "Delinquency Advance":  As defined in Section 8.9(a) hereof.

               "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

               "Delivery Order": The delivery order in the form set forth as Exhibit F hereto and delivered by the Sponsor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

               "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

               "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A2 or better by Moody's and in the highest short-term rating category for Moody's, unless otherwise approved in writing by the Trustee, the Insurer and Moody's, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Trustee, the Insurer and Moody's and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Principal and Interest Account is held by such institution in its corporate trust department.

               "Designated Residual Owner":  Advanta Conduit Receivables, Inc.

               "Determination Date": As to each Payment Date, the third Business Day preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and the Trustee.

               "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

               "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at
Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

               "Document Delivery Requirements": The Sponsor's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 3.5 hereof.

               "Eligible Investments": Those investments so designated pursuant to Section 7.7 hereof.

               "Event of Default": Any event described in clauses (a) or (b) of Section 8.20 hereof.

               "Fannie Mae": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

               "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

               "File": The documents delivered to the Trustee pursuant to
Section 3.5 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Advanta Mortgage File or Conduit Mortgage File, as appropriate, pursuant to this Agreement.

               "Final Determination":  As defined in Section 9.3(a) hereof.

               "F-IO Period": The period from the Startup Day through and including the 30th Payment Date.

               "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.

               "Fixed Rate Certificates": The Group IA Certificates, the Group IIA Certificates, the Class A-17 Certificates, the Class A-19 Certificates, the Class F-IO Certificates and the Class A-IO Certificates.

               "Floating Rate Certificates": The Class A-16 Certificates and the Class A-18 Certificates.

               "Formula Interest Shortfall": As defined in Section 7.10(b) hereof.

            "Formula Pass-Through Rate": As appropriate, the Class A-6 Formula Pass-Through Rate, the Class A-8 Formula Pass-Through Rate, the Class A-14 Formula Pass-Through Rate, the Class A-15 Formula
Pass-Through Rate, the Class A-16 Formula Pass-Through Rate, and the Class A-18 Formula Pass-Through Rate.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

            "Full Interest Distribution Amount": With respect to any Class of Capped Certificates and any Payment Date, the interest due with respect to such Class of Capped Certificates, calculated using the Formula Pass-Through Rate with respect thereto.

            "Gross Margin": With respect to each Mortgage Loan with an adjustable rate, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Coupon Rate for such Mortgage Loan, subject to any maximum.

            "Group":  Group IA, Group IB, Group IIA or Group IIB.

            "Group I Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group I (weighted by the Loan Balances of the Mortgage Loans in Group I), less 0.50% per annum.

            "Group II Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group II (weighted by the Loan Balances of the Mortgage Loans in Group II), less 0.50% per annum.

            "Group IA": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group IA, including any Qualified Replacement Mortgages delivered in replacement thereof and assigned to Group IA.

            "Group IA Available Funds": As defined in Section 7.3(a) hereof.

            "Group IA Available Funds Cap Rate": As of any Payment Date, an amount, expressed as a per annum rate, equal to (A)(i) the aggregate amount of interest due and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans in the Group IA Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to Group IA divided by (B) the outstanding Certificate Principal Balance of the Mortgage Loans in Group IA immediately prior to such Payment Date, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

            "Group IA Certificate Principal Balance": As of any date of determination, the aggregate Certificate Principal Balances of all Group IA Certificates.

            "Group IA Certificates": The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates.

            "Group IA Class A Principal Distribution Amount": As of any Payment Date, the lesser of:

            (a) the Available Funds for the related Mortgage Loan Group, plus any related Insured Payment and minus the related Group Interest Distribution Amount, and

            (b)   (i) the sum, without duplication of:

                  (A) the amount of any Subordination Deficit due from any prior period with respect to the Group IA Pool;

                  (B) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IA Pool during the related Remittance Period;

                  (C) the Loan Balance of each Mortgage Loan in the related Mortgage Loan Group that either was repurchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the Group IA Pool, to the extent such Loan Balance is actually received by the Trustee;

                  (D) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the Group IA Pool, to the extent such Substitution Amounts are actually received by the Trustee;

                  (E) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IA Pool during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                  (F) the amount of any Subordination Deficit with respect to the Group IA Pool for such Payment Date;

                  (G) the proceeds received by the Trustee from any termination of the Group IA Pool (to the extent such proceeds relate to principal);

                  (H) the amount of any Subordination Increase Amount with respect to Group IA Pool for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                        minus

                  (ii) the amount of any Subordination Reduction Amount with respect to Group IA Pool for such Payment Date.


            "Group IA Deficiency Amount": The excess, if any, of the Group IA Required Distributions over the Group IA Net Available
Distribution Amount.

            "Group IA Insured Quantity": As to the Group IA Certificates and any Payment Date, the sum of (x) the Group IA Interest Distribution Amount for such Payment Date and (y) the Group IA Subordination Deficit, if any, as of such Payment Date.

            "Group IA Insured Payment":  An amount equal to the sum of
(i) as of each Payment Date, the Group IA Deficiency Amount and (ii) any unpaid Group IA Preference Amount.

            "Group IA Interest Amount Available": As of any Payment Date, the Group IA Interest Remittance Amount less the sum of the portion of the Trustee's Fees related to Group IA and the Premium Amount for such Payment Date.

            "Group IA Interest Distribution Amount": As of any Payment Date, the sum of (i) the Class A-1 Current Interest, Class A-2 Current Interest, Class A-3 Current Interest, Class A-4 Current Interest, Class A-5 Current Interest, Class A-6 Current Interest, Class A-7 Current Interest, Class A-8 Interest and Group IA Pool Class F-IO Current Interest and (ii) any Class A-1 Interest Carry-Forward Amount, Class A-2 Interest Carry Forward Amount, Class A-3 Interest Carry Forward Amount, Class A-4 Interest Carry Forward Amount, Class A-5 Interest Carry Forward Amount, Class A-6 Interest Carry Forward Amount, Class A-7 Interest Carry Forward Amount, Class A-8 Interest Carry Forward Amount and Group IA Pool Class F-IO Interest Carry Forward Amount.

            "Group IA Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group IA (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date with respect to Group IA, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group IA, net of amounts allowed to be retained pursuant to Section 8.8(c), (iv) the portion of the Loan Purchase Price and the Substitution Amount relating to interest on the Mortgage Loans in Group IA and (v) the portion of any Net Liquidation Proceeds relating to interest with respect to Group IA and (vi) the proceeds of any liquidation of the Trust Estate related to Group IA (to the extent such proceeds relate to interest and Group IA).

            "Group IA Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group IA Interest Remittance Amount for such Remittance Date and
(ii) the Group IA Principal Remittance Amount for such Remittance Date.

            "Group IA Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group IA Interest Amount Available for the related Remittance Period over (ii) the Interest Distribution Amount on the Group IA Certificates on such Payment Date.

            "Group IA Net Available Distribution Amount": The Group IA Total Available Funds.

            "Group IA Original Pool Balance": The aggregate principal balances of the Mortgage Loans in Group IA as of the Startup Day, which sum is $240,000,002.39.

            "Group IA Pool Class F-IO Current Interest": As of any Payment Date,
(i) the Class F-IO Current Interest multiplied by the (ii) the quotient of the Aggregate Principal Balances of the Class A-7 Certificates and the Class A-8 Certificates divided by the Class F-IO Notional Principal Balance.

            "Group IA Pool Class F-IO Interest Carry Forward Amount": As of any Payment Date, (i) the Class F-IO Interest Carry Forward Amount multiplied by
(ii) the quotient of the Aggregate Principal Balances of the Class A-7 Certificates and the Class A-8 Certificates divided by the Class F-IO Notional Principal Balance.

            "Group IA Release Amount": As of any Payment Date, the lesser of (x) the Group IA Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group IA Subordinated Amount for such Payment Date, assuming that 100% of the Group IA Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group IA Certificates over (ii) the Group IA Specified Overcollateralization Amount for such Payment Date.

            "Group IA Preference Amount": Any amount previously distributed to an Owner on the Group IA Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Group IA Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group IA during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group IA that was purchased from the Trustee on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group IA, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in Group IA during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c) and (v) the proceeds of any liquidation of the Trust Estate related to Group IA (to the extent such proceeds related to principal).

            "Group IA Reimbursement Amount": As of any Payment Date, the sum of
(x)(i) all Group IA Insured Payments previously received by the Trustee not previously repaid to the Insurer pursuant to Section 7.5(b)(D)(4) hereof plus
(ii) interest accrued on each such Group IA Insured Payment not previously repaid calculated from the date the Trustee received the related Group IA Insured Payment at the Late Payment Rate applicable to such date and (y)(i) any amounts then due and owing to the Insurer relating to the Group IA Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurer shall notify the Trustee and the Sponsor of the amount of any Group IA Reimbursement Amount.

            "Group IA Required Distributions":  The Group IA Insured
Quantity.

            "Group IA Specified Overcollateralization Amount": The Specified Overcollateralization Amount with respect to Group IA.

            "Group IA Stepdown Date": The later to occur of (x) the 30th Payment Date from the Startup Day and (y) the date on which principal received on the Group IA Certificates is equal to 50% of the Group IA Original Pool Balance.

            "Group IA Subordinated Amount": As of any Payment Date, the amount, if any, by which (x) the aggregate Loan Balance of the Mortgage Loans in Group IA as of the last day of the immediately preceding Remittance Period exceeds (y) the aggregate Certificate Principal Balance of the Group IA Certificates (after taking into account all distributions of principal on such Group IA Certificates as of such Payment Date).

            "Group IA Subordination Deficit": With respect to any Payment Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group IA Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balance of the Mortgage Loans in the Group IA Pool as of the close of business on the last day of the preceding Remittance Period.

            "Group IA Subordination Increase Amount": Any Net Monthly Excess Cashflow used as an accelerated payment of principal with respect to Group IA.

            "Group IA Subordination Reduction Amount": As of any Payment Date, the lesser of (x) the Group IA Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group IA Subordinated Amount for such Payment Date, assuming that 100% of the Group IA Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group IA Certificates over (i) the Group IA Specified Overcollateralization Amount for such Payment Date.

            "Group IA Total Available Funds":  As defined in Section
7.3(a) hereof.

            "Group IB": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group IB, including any Qualified Replacement Mortgages delivered in replacement thereof and assigned to Group IB.

            "Group IB Available Funds": As defined in Section 7.3(a) hereof.

            "Group IB Available Funds Cap Rate": As of any Payment Date, an amount, expressed as a per annum rate, equal to (A) (i) the aggregate amount of interest due and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans in the Group IB Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IB Pool, on such Payment Date, divided by (B) the aggregate Principal Balance of the Mortgage Loans in the Group IB Pool immediately prior to such Payment Date, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

            "Group IB Certificate Principal Balance": As of any date of determination, the aggregate Certificate Principal Balances of all Group IB Certificates.

            "Group IB Certificates": The Class A-9 Certificates, the Class A-10 Certificates, the Class A-11 Certificates, the Class A-12 Certificates, the Class A-13 Certificates, the Class A-14 Certificates and the Class A-15 Certificates.

            "Group IB Class A Principal Distribution Amount": As of any Payment Date, the lesser of:

            (a) the Available Funds for the Group IB Pool, plus any related Insured Payment and minus the related Group Interest Distribution Amount, and

            (b)   (i) the sum, without duplication of:

                  (A) the amount of any Subordination Deficit due from any prior period with respect to the related Mortgage Loan Group;

                  (B) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IB Pool during the related Remittance Period;

                  (C) the Loan Balance of each Mortgage Loan in the Group IB Pool that either was repurchased by the Sponsor or an Originator or purchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee;

                  (D) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the Group IB Pool, to the extent such Substitution Amounts are actually received by the Trustee;

                  (E) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IB Pool during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                  (F) the amount of any Subordination Deficit with respect to the Group IB Pool for such Payment Date;

                  (G) the proceeds received by the Trustee from any termination of the Group IB Pool (to the extent such proceeds relate to principal);

                  (H) the amount of any Subordination Increase Amount with respect to Group IB Pool for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                        minus

                  (ii) the amount of any Subordination Reduction Amount with respect to Group IB Pool for such Payment Date.


            "Group IB Deficiency Amount": The excess, if any, of the Group IB Required Distributions over the Group IB Net Available
Distribution Amount.

            "Group IB Insured Quantity": As to the Group IB Certificates and any Payment Date, the sum of (x) the Group IB Interest Distribution Amount for such Payment Date and (y) the Group IB Subordination Deficit, if any, as of such Payment Date.

            "Group IB Insured Payment":  An amount equal to the sum of
(i) as of each Payment Date, the Group IB Deficiency Amount and (ii) any unpaid Group IB Preference Amount.

            "Group IB Interest Amount Available": As of any Payment Date, the Group IB Interest Remittance Amount less the sum of the portion of the Trustee's Fees related to Group IB and the Premium Amount for such Payment Date.

            "Group IB Interest Distribution Amount": As of any Payment Date, the sum of (i) the Class A-9 Current Interest, Class A-10 Current Interest, Class A-11 Current Interest, Class A-12 Current Interest, Class A-13 Current Interest, Class A-14 Current Interest, Class A-15 Current Interest, and Group IB Pool Class F-IO Current Interest and (ii) any Class A-9 Interest Carry-Forward Amount, Class A-10 Interest Carry Forward Amount, Class A-11 Interest Carry Forward Amount, Class A-12 Interest Carry Forward Amount, Class A-13 Interest Carry Forward Amount, Class A-14 Interest Carry Forward Amount, Class A-15 Interest Carry Forward Amount and Group IB Pool Class F-IO Interest Carry Forward Amount.

            "Group IB Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group IB (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date with respect to Group IB, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group IB, net of amounts allowed to be retained pursuant to Section 8.8(c), (iv) the portion of the Loan Purchase Price and the Substitution Amount relating to interest on the Mortgage Loans in Group IB and (v) the portion of any Net Liquidation Proceeds relating to interest with respect to Group IB and (vi) the proceeds of any liquidation of the Trust Estate related to Group IB (to the extent such proceeds relate to interest and Group IB).

            "Group IB Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group IB Monthly Excess Interest Amount and
(y) the Group IB Subordination Reduction Amount for such Payment Date.

            "Group IB Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group IB Interest Amount Available for the related Remittance Period over (ii) the Interest Distribution Amount on the Group IB Certificates on such Payment Date.

            "Group IB Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group IB Interest Remittance Amount for such Remittance Date and
(ii) the Group IB Principal Remittance Amount for such Remittance Date.

            "Group IB Net Available Distribution Amount": The Group IB Total Available Funds.

            "Group IB Original Pool Balance": The aggregate principal balances of the Mortgage Loans in Group IB as of the Startup Day, which sum is $310,000,003.76.

            "Group IB Pool Class F-IO Current Interest": As of any Payment Date,
(i) the Class F-IO Current Interest multiplied by the (ii) the quotient of the Aggregate Principal Balances of the Class A-15 Certificates divided by the Class F-IO Notional Principal Balance.

            "Group IB Pool Class F-IO Interest Carry Forward Amount": As of any Payment Date, (i) the Class F-IO Interest Carry Forward Amount multiplied by
(ii) the quotient of the Aggregate Principal Balance of the Class A-15 Certificates divided by the Class F-IO Notional Principal Balance.

            "Group IB Preference Amount": Any amount previously distributed to an Owner on the Group IB Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Group IB Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group IB during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group IB that was purchased from the Trustee on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group IB, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in Group IB during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c) and (v) the proceeds of any liquidation of the Trust Estate related to Group IB (to the extent such proceeds related to principal).

            "Group IB Reimbursement Amount": As of any Payment Date, the sum of
(x)(i) all Group IB Insured Payments previously received by the Trustee not previously repaid to the Insurer pursuant to Section 7.5(b)(D)(4) hereof plus
(ii) interest accrued on each such Group IB Insured Payment not previously repaid calculated from the date the Trustee received the related Group IB Insured Payment at the Late Payment Rate applicable to such date and (y)(i) any amounts then due and owing to the Insurer relating to the Group IB Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurer shall notify the Trustee and the Sponsor of the amount of any Group IB Reimbursement Amount.

            "Group IB Required Distributions":  The Group IB Insured
Quantity.

            "Group IB Specified Overcollateralization Amount": The Specified Overcollateralization Amount with respect to Group IA.

            "Group IB Stepdown Date": The later to occur of (x) the 30th Payment Date from the Startup Day and (y) the date on which principal received on the Group IB Certificates is equal to 50% of the Group IB Original Pool Balance.

            "Group IB Subordinated Amount": As of any Payment Date, the difference between (x) the aggregate Loan Balance of the Mortgage Loans in Group IB as of the last day of the immediately preceding Remittance Period and (y) the aggregate Certificate Principal Balance of the Group IB Certificates (after taking into account all distributions of principal on such Group IB Certificates as of such Payment Date).

            "Group IB Subordination Deficit": With respect to any Payment Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group IB Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balance of the Mortgage Loans in the Group IB Pool as of the close of business on the last day of the preceding Remittance Period.

            "Group IB Subordination Increase Amount": Any Net Monthly Excess Cashflow used as an accelerated payment of principal with respect to Group IB.

               "Group IB Subordination Reduction Amount": As of any Payment Date, the lesser of (x) the Group IB Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group IB Subordinated Amount for such Payment Date, assuming that 100% of the Group IB Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group IB Certificates over (ii) the Group IB Specified Overcollateralization Amount for such Payment Date.

            "Group IB Total Available Funds":  As defined in Section
7.3(a) hereof.

            "Group IIA": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group IIA, including any Qualified Replacement Mortgages delivered in replacement thereof and assigned to Group IIA.

            "Group IIA Available Funds": As defined in Section 7.3(a) hereof.

               "Group IIA Available Funds Cap Rate": As of any Payment Date, an amount, expressed as a per annum rate, equal to the lesser of (x) the Group IIA Maximum Rate and (y) (a)(i) the aggregate amount of interest due and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans in the Group IIA Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IIA Pool, on such Payment Date minus (iii) the Group IIA Pool Class A-IO Interest, divided by (b) the aggregate Principal Balance of the Mortgage Loans in Group IIA immediately prior to such Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIA Pool relating to the Class A-17 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months), minus (c) commencing on the seventh Payment Date, 0.50%.

            "Group IIA Certificate Principal Balance": As of any date of determination, the aggregate Certificate Principal Balances of all Group IIA Certificates.

            "Group IIA Certificates": The Class A-16 Certificates and the Class A-17 Certificates.

            "Group IIA Class A Principal Distribution Amount": As of any Payment Date, the lesser of:

            (a) the Available Funds for the Group IIB Pool, plus any related Insured Payment and minus the related Group Interest Distribution Amount, and

            (b)   (i)   the sum, without duplication of:

                  (A) the amount of any Subordination Deficit due from any prior period with respect to the Group IIB Pool;

                  (B) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IIB Pool during the related Remittance Period;

                  (C) the Loan Balance of each Mortgage Loan in the Group IIB Pool that either was repurchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee;

                  (D) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the Group IIB Pool, to the extent such Substitution Amounts are actually received by the Trustee;

                  (E) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IIB Pool during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                  (F) the amount of any Subordination Deficit with respect to the Group IIB Pool for such Payment Date;

                  (G) the proceeds received by the Trustee from any termination of the Group IIB Pool (to the extent such proceeds relate to principal);

                  (H) the amount of any Subordination Increase Amount with respect to Group IIB Pool for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                        minus

                  (ii) the amount of any Subordination Reduction Amount with respect to Group IIB Pool for such Payment Date.

            "Group IIA Pool Class A-IO Interest": An amount equal to (a) the aggregate outstanding Certificate Principal Balance of the Class A-17 Certificates divided by (b) the Class A-IO Notional Principal Balance, multiplied by the Class A-IO Interest Amount.

            "Group IIA Deficiency Amount": The excess, if any, of the Group IIA Required Distributions over the Group IIA Net Available
Distribution Amount.

            "Group IIA Insured Quantity": As to the Group IIA Certificates and any Payment Date, the sum of (x) the Group IIA Interest Distribution Amount for such Payment Date and (y) the Group IIA Subordination Deficit, if any, as of such Payment Date.

            "Group IIA Insured Payment":  An amount equal to the sum of
(i) as of each Payment Date, the Group IIA Deficiency Amount and (ii) any unpaid Group IIA Preference Amount.

            "Group IIA Interest Amount Available": As of any Payment Date, the Group IIA Interest Remittance Amount less the sum of the portion of the Trustee's Fees related to Group IIA and the Premium Amount for such Payment Date.

            "Group IIA Interest Distribution Amount": As of any Payment Date, the sum of (i) the Class A-16 Current Interest, Class A-17 Current Interest and Group IIA Pool Class A-IO Current Interest and (ii) any Class A-16 Interest Carry-Forward Amount, Class A-17 Interest Carry Forward Amount and any Group IIA Pool Class A-IO Interest Carry Forward Amount.

            "Group IIA Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group IIA (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date with respect to Group IIA, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group IIA, net of amounts allowed to be retained pursuant to Section 8.8(c), (iv) the portion of the Loan Purchase Price and the Substitution Amount relating to interest on the Mortgage Loans in Group IIA and (v) the portion of any Net Liquidation Proceeds relating to interest with respect to Group IIA and (vi) the proceeds of any liquidation of the Trust Estate related to Group IIA (to the extent such proceeds relate to interest and Group IIA).

            "Group IIA Maximum Rate": With respect to any, Payment Date, an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount due and collected (or advanced) on all of the Mortgage Loans in Group IIA for the related Remittance Period (using such Mortgage Loans' maximum lifetime Coupon
Rate) minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to Group IIA, on such Payment Date divided by (b) the aggregate Principal Balance of the Mortgage Loans in Group IIA as of the beginning of such related Remittance Period, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of Group IIA relating to the Class A-17 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months).

            "Group IIA Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group IIA Monthly Excess Interest Amount and (y) the Group IIA Subordination Reduction Amount for such Payment Date.

            "Group IIA Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group IIA Interest Amount Available for the related Remittance Period over (ii) the Interest Distribution Amount on the Group IIA Certificates on such Payment Date.

            "Group IIA Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group IIA Interest Remittance Amount for such Remittance Date and (ii) the Group IIA Principal Remittance Amount for such Remittance Date.

            "Group IIA Net Available Distribution Amount": The Group IIA Total Available Funds.

            "Group IIA Original Pool Balance": The aggregate principal balances of the Mortgage Loans in Group IIA as of the Startup Day, which sum is $240,000,049.52.

            "Group IIA Pool Class A-IO Current Interest": As of any Payment Date, (i) the Class A-IO Current Interest multiplied by the (ii) the quotient of the Aggregate Principal Balances of the Class A-17 Certificates divided by the Class A-IO Notional Principal Balance.

            "Group IIA Pool Class A-IO Interest Carry Forward Amount": As of any Payment Date, (i) the Class A-IO Interest Carry Forward Amount multiplied by
(ii) the quotient of the Aggregate Principal Balance of the Class A-17 Certificates divided by the Class A-IO Notional Principal Balance.

            "Group IIA Preference Amount": Any amount previously distributed to an Owner on the Group IIA Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Group IIA Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group IIA during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group IIA that was purchased from the Trustee on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group IIA, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in Group IIA during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c) and (v) the proceeds of any liquidation of the Trust Estate related to Group IIA (to the extent such proceeds related to principal).

            "Group IIA Reimbursement Amount": As of any Payment Date, the sum of
(x)(i) all Group IIA Insured Payments previously received by the Trustee not previously repaid to the Insurer pursuant to Section 7.5(b)(1)(4) hereof plus
(ii) interest accrued on each such Group IIA Insured Payment not previously repaid calculated from the date the Trustee received the related Group IIA Insured Payment at the Late Payment Rate applicable to such date and (y)(i) any amounts then due and owing to the Insurer relating to the Group IIA Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurer shall notify the Trustee and the Sponsor of the amount of any Group IIA Reimbursement Amount.

            "Group IIA Required Distributions":  The Group IIA Insured
Quantity.

            "Group IA Specified Overcollateralization Amount": The Specified Overcollateralization Amount with respect to Group IA.

            "Group IIA Stepdown Date": The later to occur of (x) the 30th Payment Date from the Startup Day and (y) the date on which principal received on the Group IIA Certificates is equal to 50% of the Group IIA Original Pool Balance.

            "Group IIA Subordinated Amount": As of any Payment Date, the difference between (x) the aggregate Loan Balance of the Mortgage Loans in Group IIA as of the last day of the immediately preceding Remittance Period and (y) the aggregate Certificate Principal Balance of the Group IIA Certificates (after taking into account all distributions of principal on such Group IIA Certificates as of such Payment Date).

            "Group IIA Subordination Deficit": With respect to any Payment Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group IIA Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balance of the Mortgage Loans in the Group IIA Pool as of the close of business on the last day of the preceding Remittance Period.

            "Group IIA Subordination Increase Amount": Any Net Monthly Excess Cashflow used as an accelerated payment of principal with respect to Group IIA.

            "Group IIA Supplemental Interest Amount": With respect to a Payment Date, the excess, if any, of (x) the Class A-16 Current Interest Amount due on the Class A-16 Certificates on any Payment Date calculated at the lesser of (1) the related Formula Pass-Through Rate applicable to such Payment Date or (2) the Group IIA Maximum Rate applicable to such Payment Date over (y) the interest due on such Class calculated at the Group IIA Available Funds Cap Rate applicable to such Payment Date.

            "Group IIA Subordination Reduction Amount": As of any Payment Date, the lesser of (x) the Group IIA Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group IIA Subordinated Amount for such Payment Date, assuming that 100% of the Group IIA Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group IIA Certificates over (ii) the Group IIA Specified Overcollateralization Amount for such Payment Date.

            "Group IIA Total Available Funds": As defined in Section 7.3(a) hereof.

            "Group IIB": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group IIB, including any Qualified Replacement Mortgages delivered in replacement thereof and assigned to Group IIB.

            "Group IIB Available Funds": As defined in Section 7.3(a) hereof.

            "Group IIB Available Funds Cap Rate": As of any Payment Date, an amount, expressed as a per annum rate, equal to the lesser of (x) the Group IIB Maximum Rate and (y) (a)(i) the aggregate amount of interest due and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans in the Group IIB Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IIB Pool, on such Payment Date minus (iii) the Group IIB Pool Class A-IO Interest, divided by (b) the aggregate Principal Balance of the Mortgage Loans in Group IIB immediately prior to such Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIB Pool relating to the Class A-19 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months), minus (c) commencing on the seventh Payment Date, 0.50%.

            "Group IIB Certificate Principal Balance": As of any date of determination, the aggregate Certificate Principal Balances of all Group IIB Certificates.

            "Group IIB Certificates": The Class A-18 Certificates and the Class A-19 Certificates.

            "Group IIB Class A Principal Distribution Amount": As of any Payment Date, lesser of:

            (a) the Available Funds for the Group IIB Pool, plus any related Insured Payment and minus the related Group Interest Distribution Amount, and

            (b)   (i) the sum, without duplication of:

                  (A) the amount of any Subordination Deficit due from any prior period with respect to the related Group IIB Pool;

                  (B) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IIB Pool during the related Remittance Period;

                  (C) the Loan Balance of each Mortgage Loan in the Group IIB Pool that either was repurchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee;

                  (D) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the Group IIB Pool, to the extent such Substitution Amounts are actually received by the Trustee;

                  (E) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in the Group IIB Pool during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                  (F) the amount of any Subordination Deficit with respect to the Group IIB Pool for such Payment Date;

                  (G) the proceeds received by the Trustee from any termination of the Group IIB Pool (to the extent such proceeds relate to principal);

                  (H) the amount of any Subordination Increase Amount with respect to Group IIB Pool for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                        minus

                  (ii) the amount of any Subordination Reduction Amount with respect to Group IIB Pool for such Payment Date.

            "Group IIB Deficiency Amount": The excess, if any, of the Group IIB Required Distributions over the Group IIB Net Available Distribution Amount.

            "Group IIB Insured Quantity": As to the Group IIB Certificates and any Payment Date, the sum of (x) the Group IIB Interest Distribution Amount for such Payment Date and (y) the Group IIB Subordination Deficit, if any, as of such Payment Date.

            "Group IIB Insured Payment":  An amount equal to the sum of
(i) as of each Payment Date, the Group IIB Deficiency Amount and (ii) any unpaid Group IIB Preference Amount.

            "Group IIB Interest Amount Available": As of any Payment Date, the Group IIB Interest Remittance Amount less the sum of the portion of the Trustee's Fees related to Group IIB and the Premium Amount for such Payment Date.

            "Group IIB Interest Distribution Amount": As of any Payment Date, the sum of (i) the Class A-18 Current Interest, Class A-19 Current Interest and Group IIB Pool Class A-IO Current Interest and (ii) any Class A-18 Interest Carry-Forward Amount, Class A-19 Interest Carry Forward Amount and any Group IIB Pool Class A-IO Interest Carry Forward Amount.

            "Group IIB Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group IIB (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date with respect to Group IIB, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group IIB, net of amounts allowed to be retained pursuant to Section 8.8(c), (iv) the portion of the Loan Purchase Price and the Substitution Amount relating to interest on the Mortgage Loans in Group IIB and (v) the portion of any Net Liquidation Proceeds relating to interest with respect to Group IIB and (vi) the proceeds of any liquidation of the Trust Estate related to Group IIB (to the extent such proceeds relate to interest and Group IIB).

            "Group IIB Maximum Rate": With respect to any Payment Date, an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount due and collected (or advanced) on all of the Mortgage Loans in Group IIB for the related Remittance Period (using such Mortgage Loans' maximum lifetime Coupon
Rate) minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to Group IIB, on such Payment Date divided by (b) the aggregate Principal Balance of the Mortgage Loans in Group IIB as of the beginning of such related Remittance Period, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIB relating to the

Class A-19 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months).

            "Group IIB Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group IIB Monthly Excess Interest Amount and (y) the Group IIB Subordination Reduction Amount for such Payment Date.

            "Group IIB Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group IIB Interest Amount Available for the related Remittance Period over (ii) the Interest Distribution Amount on the Group IIB Certificates on such Payment Date.

            "Group IIB Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group IIB Interest Remittance Amount for such Remittance Date and (ii) the Group IIB Principal Remittance Amount for such Remittance Date.

            "Group IIB Net Available Distribution Amount": The Group IIB Total Available Funds.

            "Group IIB Original Pool Balance": The aggregate principal balances of the Mortgage Loans in Group IIB as of the Startup Day, which sum is $135,000,003.42.

            "Group IIB Pool Class A-IO Interest": An amount equal to (a) the aggregate outstanding Certificate Principal Balance of the Class A-19 Certificates divided by (b) the Class A-IO Notional Principal Balance, multiplied by the Class A-IO Interest Amount.

            "Group IIB Pool Class A-IO Interest Carry Forward Amount": As of any Payment Date, (i) the Class A-IO Interest Carry Forward Amount multiplied by (ii) the quotient of the Aggregate Principal Balance of the Class A-19 Certificates divided by the Class A-IO Notional Principal Balance.

            "Group IIB Preference Amount": Any amount previously distributed to an Owner on the Group IIB Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Group IIB Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group IIB during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group IIB that was purchased from the Trustee on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group IIB, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in Group IIB during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c) and (v) the proceeds of any liquidation of the Trust Estate related to Group IIB (to the extent such proceeds related to principal).

            "Group IIB Reimbursement Amount": As of any Payment Date, the sum of
(x)(i) all Group IIB Insured Payments previously received by the Trustee not previously repaid to the Insurer pursuant to Section 7.5(b)(D)(4) hereof plus
(ii) interest accrued on each such Group IIB Insured Payment not previously repaid calculated from the date the Trustee received the related Group IIB Insured Payment at the Late Payment Rate applicable to such date and (y)(i) any amounts then due and owing to the Insurer relating to the Group IIB Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurer shall notify the Trustee and the Sponsor of the amount of any Group IIB Reimbursement Amount.

            "Group IIB Required Distributions":  The Group IIB Insured Quantity.

            "Group IIB Specified Overcollateralization Amount": The Specified Overcollateralization Amount with respect to Group IIB.

            "Group IIB Stepdown Date": The later to occur of (x) the 30th Payment Date from the Startup Day and (y) the date on which principal received on the Group IIB Certificates is equal to 50% of the Group IIB Original Pool Balance.

            "Group IIB Subordinated Amount": As of any Payment Date, the difference between (x) the aggregate Loan Balance of the Mortgage Loans in Group IIB as of the last day of the immediately preceding Remittance Period and (y) the aggregate Certificate Principal Balance of the Group IIB Certificates (after taking into account all distributions of principal on such Group IIB Certificates as of such Payment Date).

            "Group IIB Subordination Deficit": With respect to any Payment Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group IIB Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balance of the Mortgage Loans in the Group IIB Pool as of the close of business on the last day of the preceding Remittance Period.

            "Group IIB Subordination Increase Amount": Any Net Monthly Excess Cashflow used as an accelerated payment of principal with respect to Group IIB.

            "Group IIB Subordination Reduction Amount": As of any Payment Date, the lesser of (x) the Group IIB Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group IIB Subordinated Amount for such Payment Date, assuming that 100% of the Group IIB Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group IIB Certificates over (ii) the Group IIB Specified Overcollateralization Amount for such Payment Date.

            "Group IIB Supplemental Interest Amount": With respect to a Payment Date, the excess, if any, of (x) the Class A-18 Current Interest Amount due on the Class A-18 Certificates on any Payment Date calculated at the lesser of (1) the related Formula Pass-Through Rate applicable to such Payment Date or (2) the Group IIB Maximum Rate applicable to such Payment Date over (y) the interest due on such Class calculated at the Group IIB Available Funds Cap Rate applicable to such Payment Date.

            "Group IIB Total Available Funds": As defined in Section 7.3(a) hereof.

            "Indemnification Agreement": The Indemnification Agreement dated as of March 12, 1998 among the Insurer, the Sponsor and the Representative as may be amended from time to time.

            "Index": With respect to any adjustable rate Mortgage Note, the applicable index set forth therein.

            "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

            "Initial Lower-Tier Balance": As set forth in Section 2.8(a) hereof.

            "Insurance Agreement": The Insurance and Indemnity Agreement dated as of June 1, 1998 between the Sponsor, the Master Servicer, AMHC, the Trustee and the Insurer, as it may be amended from time to time.

            "Insurance Policy":  The Insurance Policy.

            "Insured Quantity": With respect to Group IA, the Group IA Insured Quantity, with respect to Group IB, the Group IB Insured Quantity; with respect to Group IIA, the Group IIA Insured Quantity, and with respect to Group IIB, the Group IIB Insured Quantity.

            "Insurer": Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

            "Insurer Default": Any one of the following events shall have occurred and be continuing:

            (a) The Insurer shall have failed to make a payment required under the Insurance Policy;

            (b) The Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) A court of competent jurisdiction, the New York Department of Insurance, or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

            "Insured Payment": The Group IA Insured Payment, the Group IB Insured Payment, the Group IIA Insured Payment and the Group IIB Insured Payment.

            "Interest Advance":  As defined in Section 7.10(b) hereof.

            "Interest Determination Date": With respect to any Accrual Period for the Class A-16 Certificates or the Class A-18 Certificates, the second London Business Day preceding the first day of such Accrual Period.

            "Interest Rate Adjustment Date": The date on which an adjustment to the Coupon Rate on a Note becomes effective.

            "Late Payment Rate": For any Payment Date, the lesser of (a) the greater of (x) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (y) the then applicable highest rate of interest on the Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

            "LIBOR": With respect to any Accrual Period for the Class A-16 Certificates and the Class A-18 Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

            (ii) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest 1/100,000 of 1% (0.0000001) with five one-millionths of a percentage point rounded upward, of all such quotations).

            (iii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European Banks for United States dollar deposits for the Index Maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

               "Liquidated Loan": As defined in Section 8.13(b) hereof. A Mortgage Loan which is purchased from the Trust pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof is not a "Liquidated Loan".

            "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-servicer pursuant to Section 8.9 with respect to the related Mortgage Loan.

            "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Mortgage Loan Insurance Policy) recovered by the Master

Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

            "Loan Balance": With respect to each Mortgage Loan, the outstanding principal balance thereof as of the Cut-Off Date, less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Monthly Remittance Amounts that were transferred by the Master Servicer or any Sub-servicer to the Trustee for deposit in the related Certificate Account; provided, however, (x) that the Loan Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter and (y) the Loan Balance "as of the Cut-Off Date" for any Mortgage Loan originated during the period from the Cut-Off Date to the Startup Day shall be the original Loan Balance thereof.

            "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the Coupon Rate less the Servicing Fee (expressed as an annual percentage rate), if any, together with, without duplication, the aggregate amount of (i) all delinquent interest, all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and not subsequently recovered from the related Mortgage Loan, (ii) all Delinquency Advances which the Master Servicer or any Sub-servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Group Reimbursement Amount relating to such Mortgage Loan relating to such Group.

            "London Business Day": A day on which banks are open for dealing in foreign currency, and exchange in London and New York City.

            "Lower-Tier Balance": As to each Class of Lower-Tier Interests and any Payment Date, the Initial Lower-Tier Balance as set forth in Section 2.8(a) minus all amounts distributed as principal of such Class on previous Payment Dates pursuant to Section 7.5(d) or (e).

            "Lower-Tier Group I Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier Interest 1 Monthly Interest, the Lower-Tier Interest 2 Monthly Interest and the Group I Principal Distribution Amount.

            "Lower-Tier Group II Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier Interest 3 Monthly Interest and the Group II Principal Distribution Amount.

            "Lower-Tier Interest 1": The interest of that name established pursuant to Section 2.08(a) hereof.

            "Lower-Tier Interest 2": The interest of that name established pursuant to Section 2.08(a) hereof.

            "Lower-Tier Interest 3": The interest of that name established pursuant to Section 2.08(a) hereof.

            "Lower-Tier Interest 4": The interest of that name established pursuant to Section 2.08(a) hereof.

            "Lower-Tier Interest 1 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest 1 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier Interest 1 Pass-Through Rate.

            "Lower-Tier Interest 1 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

            "Lower-Tier Interest 2 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest 2 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier Interest 2 Pass-Through Rate.

            "Lower-Tier Interest 2 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

            "Lower-Tier Interest 3 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest 3 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier Interest 3 Pass-Through Rate.

            "Lower-Tier Interest 3 Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

            "Lower-Tier Interest 4 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest 4 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier Interest 4 Pass-Through Rate.

            "Lower-Tier Interest 4 Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

            "Lower-Tier Pass-Through Rate": As to each of the respective Lower-Tier Interests, the applicable "Lower-Tier Pass-Through Rate" set forth in
Section 2.08 hereof.

            "Lower-Tier REMIC": The segregated pool of assets referred to as the Trust Estate, other than the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account which are assets of the Upper-Tier REMIC.

            "Lower-Tier REMIC Residual Class": With respect to the Lower-Tier REMIC, the interest therein designated as the "residual interest" therein for purposes of the REMIC Provisions. The Lower-Tier REMIC Residual Class shall be uncertificated, and shall be issuable only in Percentage Interest of 100% to Advanta Conduit Receivables, Inc. as Tax Matters Person. Such interests shall be non-transferable, except that Advanta Conduit Receivables, Inc. may assign such interest to another person who accepts such assignment and the designation as Tax Matters Person pursuant to Section 11.17 hereof. The Lower-Tier REMIC Residual Class is entitled only to any amounts at any time held in the Certificate Account and not required to be paid to the Upper-Tier REMIC, which is expected to be zero at all times during the term of this Agreement.

            "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

            "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit J hereto.

            "Master Servicing Fee": As to any Payment Date the product of (x) one-twelfth of 0.50% and (y) the aggregate Loan Balances of the Unaffiliated Originator Loans as of the opening of business on the first day of the calendar month preceding such Payment Date.

            "Master Transfer Agreement": Any one of the Master Loan Transfer Agreements among the Sponsor and/or the Conduit Acquisition Trust, the Trustee and one or more Originators. For purposes of this Agreement the Master Loan Transfer Agreements are (x) the Master Loan Transfer Agreement dated as of June 15, 1997 among the Sponsor, the Trustee and the Affiliated Originators named therein and (y) any similar agreement with an Unaffiliated Originator designated as a "Master Transfer Agreement" together, in either case, with any related Conveyance Agreements (as defined therein).

            "Maximum Rate": Means the Group IIA Maximum Rate or the Group IIB Maximum Rate, as applicable.

            "Monthly Excess Interest Amount": With respect to Group IA, the Group IA Monthly Interest Amount, with respect to Group IB, the Group IB Monthly Interest Amount, with respect to Group IIA, the Group IIA Monthly Interest Amount, and with respect to Group IIB, the Group IIB Monthly Interest Amount.

            "Monthly Remittance Amount": With respect to Group IA, the Group IA Monthly Remittance Amount, with respect to Group IB, the Group IB Monthly Remittance Amount, with respect to Group IIA, the Group IIA Monthly Remittance Amount, and with respect to Group IIB, the Group IIB Monthly Remittance Amount.

            "Mortgage Loan Insurance Policy":" Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

            "Moody's":  Moody's Investors Service, Inc.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first or second or third lien on an estate in fee simple interest in real property securing a Note.

            "Mortgage Loan Group": Either Group IA, Group IB, Group IIA or Group IIB. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group IA, the Group IA Certificates, (B) in the case of Group IB, the Group IB Certificates, (C) in the case of Group IIA, the Group IIA Certificates and (D) in the case of Group IIB, the Group IIB Certificates.

            "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.5(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan", "Second Mortgage Loan" and "Third Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Sponsor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

            "Mortgagor":  The obligor on a Note.

            "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

            "Net Monthly Excess CashFlow":  As defined in Section 7.5(b)(E).

            "Nonrecoverable Advances": With respect to any Mortgage Loan, (a) any Delinquency Advance or Servicing Advance previously made and not reimbursed pursuant to Sections 7.5(b)(E)(3), 8.9(a) or 8.9(c) or (b) a Delinquency Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered no later than 1 Business Day prior to the related Determination Date to the Insurer and the Trustee would not be ultimately recoverable pursuant to Sections 7.5, 8.9(a) or 8.9(c).

            "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

            "Operative Documents": Collectively, this Agreement, the Master Transfer Agreements, Insurance Policy, the Insurance Agreement, the Indemnification Agreement and Certificates.

            "Original Principal Amount": With respect to each Note, the principal amount of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

            "Originator": Any entity from which the Sponsor has purchased Mortgage Loans, or Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta National Bank and Advanta Finance Corp.

            "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

            (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

            (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.5 hereof.

            "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.6.

            "Pass-Through Rate": As to the each Class of Certificates, the related Pass-Through Rate.

            "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month, commencing in the month following the Startup Day, or if the 25th day is not a Business Day, then the next succeeding Business Day.

            "Percentage Interest": As to any Class A Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate as of the Cut-Off Date and the denominator of which is the Certificate Principal Balance of all Certificates of the same Class as of the Cut-Off Date; and as to any Class R Certificate, that Percentage Interest set forth on such Class R Certificate.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Pool Cumulative Realized Losses": With respect to any period, the sum of all Realized Losses with respect to the Mortgage Loans in the related Group experienced during such period.

            "Pool Delinquency Rate": With respect to any Remittance Period, the fraction, expressed as a percentage, equal to (x) the aggregate principal balances of all Mortgage Loans 90 or more days Delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Remittance Period over (y) the Pool Principal Balance as of the close of business on the last day of such Remittance Period.

            "Pool Principal Balance": The aggregate principal balances of all Mortgage Loans.

            "Pool Rolling Six Month Delinquency Rate": As of any Payment Date commencing with the seventh Payment Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the six immediately preceding Remittance Periods with respect to the Mortgage Loans.

            "Premium Amount": As to any Payment Date, the product of (x) one-twelfth of the Premium Percentage and (y) the sum of the Group IA Certificate Principal Balance, the Group IB Certificate Principal Balance, the Group IIA Certificate Principal Balance and the Group IIB Certificate Principal Balance on such Payment Date (after taking into account any distributions of the Group IA Principal Distribution Amount, Group IB Principal Distribution Amount, Group IIA Principal Distribution Amount and the Group IIB Principal Distribution Amount on such Payment Date).

            "Premium Percentage": As defined in the Insurance Agreement.

            "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

            "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Mortgage Loan Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

            "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

            "Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to
Section 8.8(a) hereof, or pursuant to any Sub-Servicing Agreement.

            "Principal Remittance Amount": As applicable, the Group IA Principal Remittance Amount, the Group IB Principal Remittance Amount, the Group IIA Principal Amount or the Group IIB Principal Remittance Amount.

            "Prohibited Transaction": "Prohibited transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

            "Property": The underlying property securing a Mortgage Loan.

            "Property Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

            "Prospectus": Such final prospectus dated October 30, 1997, as supplemented by a prospectus supplement dated June 11, 1998 relating to the Class A Certificates.

            "Purchase Option Period": As defined in Section 9.3(b) hereof.

            "Qualified Liquidation": "Qualified liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust and the Tax Estates.

            "Qualified Mortgage": "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust and the Mortgage Loan Groups.

            "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.3, 3.4 or 3.6(b) hereof, which (i) bears a variable rate of interest if the Mortgage Loan to be substituted for is in Group IIA or Group IIB or bears a fixed rate of interest if the Mortgage Loan to be substituted for is in Group IA or Group IB, (ii) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced, (which, in the case of a Mortgage Loan in Group II, shall mean a Mortgage Loan having the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Mortgage Loan being replaced), (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than May 31, 2028, (vi) has a Combined Loan-to-Value Ratio as of the Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loans as of such Replacement Cut-Off Date, (viii) satisfies all of the representations and warranties set forth in Section 3.3 and the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, all as evidenced by an Officer's Certificate of the Sponsor delivered to the Insurer and the Trustee prior to any such substitution and (ix) is a valid First Mortgage Loan if the Mortgage Loan to be substituted for is a valid First Mortgage Loan or, Second Mortgage Loan if the Mortgage Loan to be substituted for is a Second Mortgage Loan, or Third Mortgage Loan if the Mortgage Loan to be substituted for is a Third Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Insurer may allow the foregoing tests to be met on a weighted average basis with respect to the Mortgage Loans in Group I only or other aggregate basis acceptable to the Insurer, as evidenced by a written consent delivered to the Trustee by the Insurer, except that the requirement of clauses (vi) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

            "Rating Agency":  Each of Standard & Poor's and Moody's.

            "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

            "Record Date": With respect to each Payment Date, (a) with respect to the Fixed Rate Certificates, the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and
(b) with respect to the Floating Rate Certificates, the Business Day immediately preceding such Payment Date (unless the Floating Rate Certificates become definitive, in which event the Record Date shall be the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs).

            "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Sponsor or any affiliate thereof, (iii) whose quotations appear on the Telerate Page 3750 on the relevant Interest Determination Date and
(iv) which have been designated as such by the Trustee.

            "Reimbursement Amount": With respect to Group IA, the Group IA Reimbursement Amount, with respect to Group IB, the Group IB Reimbursement Amount, with respect to Group IIA, the Group IIA Reimbursement Amount and with respect to Group IIB, the Group IIB Reimbursement Amount.

            "Register": The register maintained by the Trustee in accordance with Section 5.4 hereof, in which the names of the Owners are set forth.

            "Registrar": The Trustee, acting in its capacity as Trustee appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

            "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus relating to the Class A Certificates constituting a part thereof.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC Trust": The segregated pool of assets consisting of the Trust Estate, except for the Supplemental Interest Trust and the Supplemental Interest Payment Account.

            "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Trustee, which shall be no later than the 18th day of each month, or, if such day is not a Business Day, the immediately preceding Business Day, commencing in the month following the month in which the Startup Day occurs.

            "Remittance Period": The period (inclusive) beginning on the first day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending on the last day of such immediately preceding calendar month.

            "REO Property": A Property acquired by the Master Servicer or any Sub-servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

            "Representation Letter" The letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

            "Representative": Morgan Stanley & Co., Incorporated, as representative of the Underwriters.

            "Required Distributions": The Group IA Required Distributions, the Group IB Required Distributions, the Group IIA Required Distributions or the Group IIB Required Distributions, as applicable.

            "Schedules of Mortgage Loans": The Schedules of Mortgage Loans, attached hereto as Schedule I. Such Schedules shall also contain one of the following codes for each Mortgage Loan: "C" if such Mortgage Loan is an Unaffiliated Originator Loan or "A" for all other Mortgage Loans. The information contained on each Mortgage Loan Schedule shall be delivered to the Trustee on a computer readable magnetic tape or disk.

            "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Property.

            "Securities Act":  The Securities Act of 1933, as amended.

            "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien; and with respect to any Third Mortgage Loan, the mortgage loans relating to the corresponding Property having first and second priority liens.

            "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

            "Servicing Advance": As defined in Section 8.9(c) and Section 8.13 hereof.

            "Servicing Fee": With respect to any Mortgage Loan which is an Unaffiliated Originator Loan, the sum of any servicing fee relating to such Unaffiliated Originator Loan and the Master Servicing Fee. With respect to any Mortgage Loan other than an Unaffiliated Originator Loan, the Advanta Servicing Fee. The Sponsor shall inform the Trustee as to the level of any servicing fee relating to an Unaffiliated Originator Loan, which shall not be in excess of 0.50% per month, unless otherwise approved by the Control Party in writing.

            "Servicer Termination Loss Trigger": As defined in the Insurance Agreement.

            "Special Advance": Any advance made by the Master Servicer pursuant to Section 8.9(d) hereof.

            "Specified Overcollateralization Amount": As defined in the Insurance Agreement.

            "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware corporation.

            "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies.

            "Startup Day":  June 22, 1998.

            "Reimbursement Amount": With respect to Group IA, the Group IA Reimbursement Amount, with respect to Group IB, the Group IB Reimbursement Amount, with respect to Group IIA, the Group IIA Reimbursement Amount and with respect to Group IIB, the Group IIB Reimbursement Amount.

            "Subordinated Amount": With respect to Group IA, the Group IA Subordinated Amount, with respect to Group IB, the Group IB Subordinated Amount, with respect to Group IIA, the Group IIA Subordinated Amount and with respect to Group IIB, the Group IIB Subordinated Amount.

            "Subordination Deficit": With respect to Group IA, the Group IA Subordinated Deficit, with respect to Group IB, the Group IB Subordinated Deficit, with respect to Group IIA, the Group IIA Subordinated Deficit and with respect to Group IIB, the Group IIB Subordinated Deficit.

            "Subordination Increase Amount": With respect to Group IA, the Group IA Subordination Increase Amount, with respect to Group IB, the Group IB Subordination Increase Amount, with respect to Group IIA, the Group IIA Subordination Increase Amount and with respect to Group IIB, the Group IIB Subordination Increase Amount.

            Subordination Reduction Amount": With respect to Group IA, the Group IA Subordination Reduction Amount, with respect to Group IB, the Group IB Subordination Reduction Amount, with respect to Group IIA, the Group IIA Subordination Reduction Amount and with respect to Group IIB, the Group IIB Subordination Reduction Amount.

            "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate net of the Servicing Fee of the Mortgage Loan being replaced.

            "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in
Section 8.3 hereof in respect of the qualification of a Sub-Servicer .

            "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

            "Supplemental Interest Amount": With respect to Group IIA, the Group IIA Supplemental Interest Amount; with respect to Group IIB, the Group IIB Supplemental Interst Amount.

            "Supplemental Interest Payment Account": The Supplemental Interest Payment Account established in accordance with Section 7.10(a) hereof and maintained by the Trustee.

            "Supplemental Interest Payment Amount Available": As defined in
Section 7.10(b) hereof.

            "Supplemental Interest Trust": The Advanta Supplemental Interest Trust 1998-2 created pursuant to Section 7.10(a) hereof.

            "Tax Matters Person": The Tax Matters Person appointed pursuant to
Section 11.17 hereof.

            "Tax Matters Person Residual Interest": The 100% interest in the Class R Certificates and the Lower-Tier REMIC Residual Class, each of which shall be issued to and held by Advanta Conduit Receivables, Inc. throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.17 hereof.

            "Termination Notice":  As defined in Section 9.3(b) hereof.

            "Termination Price":  As defined in Section 9.2(a) hereof.

            "Third Mortgage Loan": A Mortgage Loan which constitutes a third priority mortgage lien with respect to the related Property.

            "Total Monthly Excess Cashflow": With respect to a Mortgage Loan Group, an amount equal to the sum of (x) the Total Monthly Excess Interest Amount with respect to such Mortgage Loan Group and Payment Date plus any Subordination Reduction Amount with respect to such Mortgage Loan Group and Payment Date.

            "Transaction Documents": Collectively this Agreement, the Insurance Agreement, the Underwriting Agreement relating to the Class A Certificates, the Master Transfer Agreements, any Sub-Servicing Agreement, the Indemnification Agreement, the Registration Statement relating to the Class A Certificates and the Certificates.

            "Trust": Advanta Mortgage Loan Trust 1998-2, the trust created under this Agreement.

            "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts, (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the rights of the Trustee under the Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement.

            "Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at Bankers Trust Company, 3 Park Plaza, Irvine, California 92614, a national banking association, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

            "Trustee's Fees": With respect to any Payment Date and Mortgage Loan Group, the product of (x) one-twelfth of 0.00700% and (y) the aggregate Loan Balance of the Mortgage Loan in the related Mortgage Loan Group as of the beginning of the related Remittance Period.

            "Unaffiliated Originator Loan": Any Mortgage Loan purchased by the Sponsor from an Unaffiliated Originator and sold to the Trust by the Sponsor.

            "Unaffiliated Originators": Any Originator who is not affiliated with the Sponsor.

            "Uncertificated Interest": As defined in Section 2.8(b) hereof.

            "Underwriters": Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Prudential Securities Incorporated.

            "Upper-Tier Group I Distribution Account": The Upper-Tier Group I Distribution Account established pursuant to Section 7.2 hereof.

            "Upper-Tier Group II Distribution Account": The Upper-Tier Group II Distribution Account established pursuant to Section 7.2 hereof.

            "Upper-Tier REMIC": The REMIC established pursuant to Section 2.8 hereof with respect to the Class A Certificates. The assets of the Upper-Tier REMIC shall include the Upper-Tier Group I Distribution Account, the Upper-Tier Group II Distribution Account and the right to receive the distributions deposited therein with respect to each Lower-Tier Interest.

            SECTION 1.2. USE OF WORDS AND PHRASES. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in
Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

            SECTION 1.3. CAPTIONS; TABLE OF CONTENTS. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

            SECTION 1.4. OPINIONS. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

            SECTION 2.1. ESTABLISHMENT OF THE TRUST. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Advanta Mortgage Loan Trust 1998-2". Each Mortgage Loan Group shall constitute a sub-trust of the Trust.

            SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Trustee, addressed to Bankers Trust Company of California, N.A., Three Park Plaza, Irvine, California 92614, or at such other address as the Trustee may designate by notice to the Sponsor, the Master Servicer, the Owners and the Insurer.

            SECTION 2.3. PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of monies in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would result in the loss of REMIC status for the REMIC Trust.

            SECTION 2.4. APPOINTMENT OF THE TRUSTEE; DECLARATION OF TRUST. The Sponsor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to
Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Insurer, as their interests may appear.

            SECTION 2.5. EXPENSES OF THE TRUST. Any expenses of the Trust that have been reviewed and approved by the Sponsor (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee shall be paid by the Sponsor to the Trustee or to such other Person to whom such amounts may be due. Failure by the Sponsor to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder. The Trustee hereby covenants with the Owners that every material contract or other material agreement entered into by the Trustee on behalf of the Trust shall expressly state therein that no Owner shall be personally liable in connection with such contract or agreement.

            SECTION 2.6. OWNERSHIP OF THE TRUST. On the Startup Day the ownership interests in the Trust and the subtrusts shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

            SECTION 2.7. SITUS OF THE TRUST. It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof) located in any state other than in the State of New York and payments will be received by the Trust only in the State of New York and payments from the Trust will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.2 hereof.

            SECTION 2.8.   MISCELLANEOUS REMIC PROVISIONS.

            (a) The beneficial ownership interest in the Lower-Tier REMIC shall be evidenced by the interests having the characteristics and terms as follows:

                             Initial Lower-    Lower-Tier Pass   Final Scheduled
Class Designation             Tier Balance       Through Rate     Payment Dates
-------------------------------------------------------------------------------
Lower-Tier Interest 1        $ 55,000,000           (1)            01/25/2029
Lower-Tier Interest 2        $495,000,000           (1)            01/25/2029
Lower-Tier Interest 3        $281,250,000           (2)            01/25/2029
Lower-Tier Interest 4        $ 93,750,000           (2)            01/25/2029
Lower-Tier REMIC Residual          (3)              (3)            01/25/2029

(1)   On any Payment Date, the Group I Net Weighted Average Coupon Rate.
(2)   On any Payment Date, the Group II Net Weighted Average Coupon
      Rate.
(3) The Lower-Tier REMIC Residual Class is not issued with a Lower-Tier Balance or a Lower-Tier Pass Through Rate.

            (b) The Lower-Tier Interests shall be issued as non-certified interests. The Lower-Tier Interests (other than the Lower-Tier REMIC Residual) shall be issued and held by the Trustee as assets of the Upper-Tier REMIC.

            (c) Lower-Tier Interest 1 has an initial principal balance equal to the initial balance of the sum of the Class A-7, Class A-8 and Class A-15 Certificate Principal Balances. Lower-Tier Interest 2 has an initial balance equal to the excess of the Group I Original Pool Balance over the sum of the Class A-7, Class A-8 and Class A-15 Certificate Principal Balances. Lower-Tier Interest 4 has an initial balance equal to the initial balance of the sum of the Class A-17 and Class A-19 Certificate Principal Balances. Lower-Tier Interest 3 has an initial balance equal to the excess of the Group II Original Pool Balance over the sum of the Class A-17 and Class A-19 Certificate Principal Balances.

            (d) On each Payment Date, the Group 1 Principal Distribution Amount shall be allocated as follows: an amount equal to the principal payable on the Class A-7, Class A-8 and Class A-15 Certificates shall be payable on Lower-Tier Interest 1 and the remaining amount shall be payable on Lower-Tier Interest 2. On each Payment Date, to the extent that the Monthly Excess Interest Amount is paid to the Class A-7, Class A-8 and Class A-15 Certificates, an amount of interest otherwise payable on Lower-Tier Interest 2 shall instead be paid as principal on Lower-Tier Interest 1 (and will be accrued and added to principal on Lower-Tier Interest 2). Group I Applied Realized Losses shall be allocated as follows: an amount equal to the Group I Applied Realized Losses allocable to the Class A-6 Certificates shall be allocable to Lower-Tier Interest 1 and the remaining Group I Applied Realized Losses shall be allocable to Lower-Tier Interest 2.

            (e) On each Payment Date, the Group II Principal Distribution Amount shall be allocated as follows: an amount equal to the principal payable on the Class A-17 and Class A-19 Certificates shall be payable on Lower-Tier Interest 4 and the remaining amount shall be payable on Lower-Tier Interest 3. On each Payment Date, to the extent the Monthly Excess Interest Amount is paid to the Class A-17 and Class A-19 Certificates, an amount of interest otherwise payable on Lower-Tier Interest 3 shall instead be paid as principal on Lower-Tier Interest 4 (and will be accrued and added to principal on Lower-Tier Interest
3). Group II Applied Realized Losses shall be allocated as follows: an amount equal to the Group II Applied Realized Losses allocable to the Class A-17 and Class A-19 Certificates shall be allocable to Lower-Tier Interest 4 and the remaining Group II Applied Realized Losses shall be allocable to Lower-Tier Interest 3.

            (f) The Sponsor hereby designates Lower-Tier Interest 1, Lower-Tier Interest 2 and Lower-Tier Interest 3 as "regular interests" in the Lower-Tier REMIC and the Lower-Tier REMIC Residual as the single class of "residual interests" in the Lower-Tier REMIC.

            (g) The Sponsor hereby designates the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 and Class A-19 Certificates as "regular interests," and the Class R Certificates as the single class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            (h) The Startup Day is hereby designated as the "startup day" of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (i) The Owner of the Tax Matters Person Residual Interests in the Upper-Tier REMIC and the Lower-Tier REMIC is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to each such REMIC.

            (j) The Trust and each REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.


            (k) The Trustee shall cause the Upper-Tier REMIC and the Lower-Tier REMIC each to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to the Lower-Tier REMIC.

            (l) For all Federal tax law purposes amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by the Upper-Tier REMIC and amounts, if any, distributed on the Lower-Tier REMIC Residual Class, if any, shall be treated as distributions by the Lower-Tier REMIC. It is expected that there shall not be any distributions to the Lower-Tier REMIC Residual Class.

            (m) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to both the Lower-Tier REMIC and the Upper-Tier REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

            (n) The final scheduled Payment Date for any Class of Certificates is hereby established as follows:

                     CLASS FINAL SCHEDULED PAYMENT DATES

                         Class        Final Scheduled
                                        Payment Date
                      ---------         ------------
                      Class A-1         May 25, 2013
                      Class A-2         May 25, 2014
                      Class A-3        April 25, 2019
                      Class A-4       December 25, 2022
                      Class A-5         July 25, 2026
                      Class A-6         June 25, 2028
                      Class A-7        March 25, 2013
                      Class A-8         June 25, 2028
                      Class A-9        August 25, 2011
                      Class A-10        June 25, 2014
                      Class A-11      November 25, 2016
                      Class A-12       August 25, 2019
                      Class A-13      January 25, 2025
                      Class A-14        June 25, 2028
                      Class A-15        June 25, 2028
                      Class A-16        June 25, 2028
                      Class A-17     September 25, 2018
                      Class A-18        June 25, 2028
                      Class A-19      February 25, 2018
                      Class F-IO      December 25, 2000
                      Class A-IO       August 25, 1999


                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF THE SPONSOR AND THE MASTER SERVICER;
                  COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS

            SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR. The Sponsor hereby represents, warrants and covenants to the Trustee, the Insurer and to the Owners as of the Startup Day that:

            (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

            (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

            (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

            (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

            (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

            (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

            (g) The statements contained in the Registration Statement which describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

            (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor.

            (j) The Sponsor received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the Certificates.

            (k) The Sponsor did not sell any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors.

            (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the sale of the Certificates.

            It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Trustee.

            SECTION 3.2.   REPRESENTATIONS AND WARRANTIES OF THE MASTER
SERVICER.

The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer has, on a consolidated basis with its parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

            (a) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

            (b) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

            (c) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

            (d) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

            (e) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

            (f) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading. To the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            (g) [Reserved.]

            (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

            (i) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

            (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (k) The terms of each existing Sub-Servicing Agreement and each designated Sub-servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-servicers will comply with the provisions of
Section 8.3.

             It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Trustee.

            Upon discovery by any of the Originators, the Master Servicer, the Sponsor, any Sub-Servicer, the Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Section 3.2 which materially and adversely affects the interests of the Owners or of the Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee or the Insurer pursuant to Section 8.20 hereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Insurer and the Trustee that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Insurer and the Trustee.

            SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR WITH RESPECT TO THE MORTGAGE LOANS.

            (a) The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Insurer relies and the Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the Startup Day with respect to the Mortgage Loans, or as of the date upon which any Qualified Replacement Mortgage is added to the Trust, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Trustee:

            (i) The information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date;

            (ii) All of the Notes and other original or certified documentation set forth in Section 3.5 (including all material documents related thereto) with respect to each Mortgage Loan, except the Mortgage Loans listed on Schedule I-a (the "Exception Loans") hereto, has been delivered to the Trustee on the Startup Day, or as otherwise


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

      provided in Section 3.5. The Sponsor hereby covenants to deliver, or cause to be delivered, the File (including the original Note) for each Exception Loan to the Trustee on or before July 7, 1998 or shall repurchase such Exception Loan from the Trust (without regard to any cure period) by remitting the Loan Purchase Price therefore to the Trustee on or before July 7, 1998;

            (iii) Except for any Unaffiliated Originator Loans being serviced by a servicer other than the Master Servicer, each Mortgage Loan is being serviced by the Master Servicer or a Person controlling, controlled by or under common control with the Master Servicer and qualified to service mortgage loans;

            (iv) The Note related to each Mortgage Loan in Group IA and Group IB bears a Coupon Rate of at least 6.50% per annum;

            (v) As of the Cut-Off Date, no more than 0.51% of the aggregate Loan Balance of the Mortgage Loans are 30-59 days Delinquent and no Mortgage Loan is 60 or more days' Delinquent;

            (vi) As of the Cut-Off Date, no more than 1.00% of the aggregate Loan Balance of the Mortgage Loans is secured by Properties located within any single zip code area and less than 11.36% of the aggregate Loan Balance of the Mortgage Loans consists of Date of Payment Loans or "simple interest" Mortgage Loans;

            (vii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement;

            (viii) Except for the Bulk Acquisition Loans and any Unaffiliated Originator Loans, as of the Cut-Off Date, no more than 5.30% of the Loan Balance of the Mortgage Loans relates to Mortgage Loans originated under the Originators' non-income verification program for self-employed borrowers; and

            (ix) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus.

            (b) The Sponsor hereby assigns to the Trustee for the benefit of the Owners of the Certificates and the Insurer (so long as a Insurer Default had not occurred and is continuing) all of its right, title and interest in respect of each Master Transfer Agreement applicable to the related Mortgage Loan. Insofar as such Master Transfer Agreement provides for representations and warranties made by the related Originator in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer or by the Trustee on behalf of the Owners and the Insurer. Upon the discovery by the Sponsor, the Master Servicer, the Insurer or the Trustee of a breach of any of the representations and warranties made in a Master Transfer Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Owners or of the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Originator of such breach and request that such Originator cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and if such Originator does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions. The obligations of the Sponsor or Master Servicer, as the case may be, set



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forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Master Servicer and of the Sponsor in respect of such breach.

            SECTION 3.4. COVENANTS OF SPONSOR TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE MORTGAGE LOANS IN CERTAIN SITUATIONS.

            (a) With the provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by any Originator, the Sponsor, the Master Servicer, the Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 of this Agreement or in the Master Transfer Agreement were untrue in any material respect as of the Startup Day and such breaches of the representations and warranties materially and adversely affect the interests of the Owners or of the Insurer, the party discovering such breach shall give prompt written notice to the other parties.

            The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property or (z) set forth in clause (viii) of Section 3.3 above constitutes breach of a representation or warranty which "materially and adversely affects the interests of the Owners or of the Insurer in such Mortgage Loan.

            (b) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners or of the Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Sponsor to or an Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan in the related Mortgage Loan Group which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the REMIC Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Sponsor at its expense, shall cause to be delivered to the Trustee and the Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust or would not jeopardize the status of the REMIC Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan,
(ii) the delivery of such opinion or (iii) at the direction of the Control Party. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Trustee and the Insurer.


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

            (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or by the Sponsor (or by an affiliate of the Sponsor, as the case may be) to the Trust pursuant to Section 3.3, Section 3.4 or Section
3.6 hereof, the related Originator and the Sponsor shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Sponsor, the Master Servicer, the Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in the related Master Transfer Agreement or in Section 3.3 above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the representations and warranties in the related Master Transfer Agreement or as set forth in Section 3.3 above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

            (d) It is understood and agreed that the covenants set forth in this
Section 3.4 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

            (e) Notwithstanding anything to the contrary contained herein, the Sponsor shall deliver, or cause to be delivered, the File (including the original Note) for each Mortgage Loan to the Trustee on or before July 6, 1998 or shall repurchase such Mortgage Loan from the Trust (without regard to any cure period) by remitting the Loan Purchase Price on or before July 6, 1998.

            SECTION 3.5.   CONVEYANCE OF THE MORTGAGE LOANS.

            (a) The Sponsor and its Affiliate, Advanta Conduit Receivables, Inc., concurrently with the execution and delivery hereof, and on behalf of the Conduit Acquisition Trust, hereby each transfers, sells, assigns, sets over and otherwise conveys without recourse, to the Trustee, all right, title and interest of the Sponsor and Advanta Conduit Receivables, Inc. in and to each Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor on the Startup Day, all its right, title and interest in and to principal collected and interest accruing on each such Mortgage Loan on and after the Cut-Off Date and all its right, title and interest in and to all Insurance Policies and any other assets included or to be included in the Trust for the benefit of Owners and the Insurer. The transfer by the Sponsor and Advanta Conduit Receivables, Inc. of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Sponsor and Advanta Conduit Receivables, Inc.

            (b) The Sponsor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of New York (which shall have been filed within 90 days of the Startup
Day) describing the Mortgage Loans and naming the Sponsor and Advanta Conduit Receivables, Inc. as debtor and the Trustee as the secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the debtor or the filing of any additional UCC-1 financing statements due to a change in the principal officer of the debtor (within 90 days of any event necessitating such filing) as are necessary to perfect and protect the Owners' and the Insurer's interests in each Mortgage Loan and the proceeds thereof.


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            (c) In connection with the transfer and assignment of the Mortgage
Loans, the Sponsor agrees to:

            (i) cause to be delivered, on the Startup Day, without recourse, to the Trustee the items listed in the definitions of "Advanta Mortgage Files" and "Conduit Mortgage Files," as appropriate; provided that the assignments of mortgage listed in clause (e) of Exhibit B hereto shall be delivered to the Trustee within 75 Business Days of the Startup Day.

            (ii) cause, within 75 Business Days following the Startup Day the assignments of Mortgage to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the related Originator to the Trustee; provided, however, that, for administrative convenience and facilitation of servicing and to reduce closing costs, assignments of mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to an Advanta Mortgage File only if the Trustee, the Insurer and each Rating Agency has received an Opinion of Counsel, satisfactory in form and substance to the Insurer and to each Rating Agency, to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage.

            All recording required pursuant to this Section 3.5 shall be accomplished at the expense of the Originators or of the Sponsor. Notwithstanding anything to the contrary contained in this Section 3.5, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

            Copies of all Mortgage assignments received by the Trustee shall be kept in the related file.

            Such assignments of mortgage shall, in addition to the requirements specified in Exhibit B, be in recordable form. On or before the Startup Day, the Sponsor shall deliver to the Trustee original executed powers of attorney, from the current recordholders of the related Mortgage substantially in the form of Exhibit H, authorizing the Master Servicer on behalf of the Trustee to record the assignments of mortgage as provided in clause (ii) above. Pursuant to such power of attorney, the Trustee also may execute a new assignment of mortgage for any Mortgage Loan if the original assignment of mortgage delivered by the Sponsor to the Trustee is not in recordable form at such time as the assignment of mortgage is to be recorded by the Trustee.

            (d) In the case of Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Sponsor, in lieu of the foregoing, will deliver within 15 Business Days after the Startup Day, to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit C.

            (e) The Sponsor (or the Conduit Acquisition Trust or an affiliate of the Sponsor) shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Sponsor (or the Conduit Acquisition Trust or of such affiliate) in and to any Qualified Replacement Mortgage delivered to the Trustee pursuant to Section 3.3, Section
3.4 or Section 3.6 hereof and all its right, title and interest to principal


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collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Sponsor (or the Conduit Acquisition or such affiliate) shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

            (f) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, sell, assign, set over and otherwise convey without recourse, on the Sponsor's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal collected and interest accruing on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

            (g) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Trustee the items described in Section 3.5(b) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 3.5(b), then no later than such later delivery time.

            (h) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Sponsor (i) the original Note, or the certified copy, relating thereto, endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the File with respect thereto.

            (i) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

            (j) The Sponsor shall cause to be reflected on the records of the Conduit Acquisition Trust that the Mortgage Loans have been sold to the Trust.

            (k) To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of the Sponsor's ultimate corporate parent are satisfactory to the Control Party and each of the Rating Agencies, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Control Party and each of the Rating Agencies (or any documents theretofore delivered to the Trustee returned to the Sponsor) on such terms and subject to such conditions as the Control Party, and each of the Rating Agencies may permit.

            SECTION 3.6. ACCEPTANCE BY TRUSTEE; CERTAIN SUBSTITUTIONS OF MORTGAGE LOANS; CERTIFICATION BY TRUSTEE.

            (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt in the form attached as Exhibit D hereto of the Files delivered by the Sponsor, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for



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the benefit of the Owners and the Insurer. On or before the tenth Business Day after the Startup Day, the Trustee shall execute and deliver to the Insurer and the Master Servicer an acknowledgement of receipt of the original Notes for each Mortgage Loan. The Trustee further agrees to review any documents delivered by the Sponsor within 90 days after the Startup Day (or within 90 days with respect to any Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Sponsor, the Insurer and the Master Servicer a Certification in the form attached as Exhibit E hereto. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

            (b) If the Trustee during such 90-day period finds any document constituting a part of a File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Trustee shall promptly so notify the Sponsor and the Insurer. In performing any such review, the Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Insurer, the Sponsor will (or will cause the related Originator or an affiliate of the Sponsor to) on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Sponsor shall cause at the Sponsor's expense to be delivered to the Trustee and the Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Upper-Tier REMIC or Lower-Tier REMIC or would jeopardize the status of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Upper-Tier REMIC or Lower-Tier REMIC or would not jeopardize the status of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion or (iii) at the direction of the Control Party.

            SECTION 3.7.   COOPERATION PROCEDURES.

            (a) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedules of Mortgage Loans with respect to such Qualified Replacement Mortgage.

            (b) The Sponsor, the Master Servicer and the Trustee covenant to provide each other and to the Insurer with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate


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

with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

            SECTION 4.1. ISSUANCE OF CERTIFICATES. On the Startup Day, upon the Trustee's receipt from the Sponsor of an executed Delivery Order in the form set forth as Exhibit F hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

            SECTION 4.2. SALE OF CERTIFICATES. At 11 a.m. New York City time on the Startup Date, at the offices of Dewey Ballantine, 1301 Sixth Avenue, New York, New York, the Sponsor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will (i) deliver to the Representative, the Group IA Certificates, the Group IIA Certificates, the Class A-IO Certificates and the Class F-IO Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Representative shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee, (ii) deliver to Advanta National Bank the Class IB Certificates and the Class IIB Certificates, registered in the name of Cede & Co. or in such other names as Advanta National Bank shall direct, and (iii) deliver to the Sponsor, the Class R Certificates, with an aggregate Percentage Interest equal to 100%, registered as the Sponsor shall request. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, pay other fees and expenses identified by the Sponsor, and pay to the Sponsor the balance after deducting such amounts.

                                   ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

            SECTION 5.1.    TERMS.

            (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Insurance Policy). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), monies in the Principal and Interest Account, and the Supplemental Interest Payment Account, except as otherwise provided herein, from earnings on monies and the proceeds of property held as a part of the Trust Estate and, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly, on each Payment Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans in the related Mortgage Loan Group and Insured Payments, pro rata in accordance with such Owner's Percentage Interest and certain amounts payable from the Supplemental Interest Payment Account.

            (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

            SECTION 5.2. FORMS. The Certificates shall be in substantially the forms set forth in Exhibit A hereof with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Sponsor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Sponsor executing such Delivery Order, as evidenced by his execution thereof.

            SECTION 5.3. EXECUTION, AUTHENTICATION AND DELIVERY. Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

            (a) Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

            (b) The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

            (c) No Certificate shall be valid until executed and authenticated as set forth above.

            SECTION 5.4.    REGISTRATION AND TRANSFER OF CERTIFICATES.

            (a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners and the Insurer shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

            (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount of the Certificate so surrendered.

            (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate original principal amount and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the

Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

            (d) Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            (e) Any Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

            (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

            (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Aggregate Certificate Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

            The Sponsor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

            With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Sponsor, the Master Servicer, the Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Sponsor, the Master Servicer, the Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

            Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration



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

books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

            (h) In the event that (i) the Depository or the Sponsor advises the Trustee and the Insurer in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor or (ii) the Sponsor at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Sponsor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Sponsor, or such depository's agent or designee but, if the Sponsor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, that the cost of any such re-registration shall be paid by the Sponsor.

            (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            (j) Neither the Sponsor, the Master Servicer, the Insurer, nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Euroclear, CEDEL or Cede & Co., as nominee for DTC, or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

            SECTION 5.5. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless (provided, that with respect to an Owner which is an insurance company, a letter of indemnity furnished by it shall be sufficient for this purpose; provided, that such insurance company possesses at least an investment grade rating from any of the Rating Agencies), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

            Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.


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

            Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

            SECTION 5.6. PERSONS DEEMED OWNERS. The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

            SECTION 5.7. CANCELLATION. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

            SECTION 5.8.    LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS.

            (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate or Lower-Tier REMIC Residual Class. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(b). The Lower-Tier REMIC Residual Class is not transferable except that the Owner of the Tax Matters Person Residual Interest in the Lower-Tier REMIC may assign its interest to another Person who accepts such assignment and the designation as Tax Matters Person pursuant to Section
11.17 hereof.

            (b) No other sale or other transfer of record or beneficial ownership of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Sponsor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Sponsor that such transfer



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

may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Sponsor, and (ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Sponsor certifying to the Trustee and the Sponsor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Sponsor. The Owner of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. No Class R Certificate shall be acquired by or transferred to (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity (each, a "Benefit Plan Entity"). Any transferee of a Class R Certificate shall
(x) certify that it is not any of the above and (y) deliver an opinion of counsel to that effect.

            SECTION 5.9. ASSIGNMENT OF RIGHTS. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.4 and Section 5.8 hereof.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.1. DISTRIBUTIONS. The Trustee will duly and punctually pay distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check mailed on each Payment Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that an Owner of a Class A Certificate shall only be entitled to payment by wire transfer if such Owner owns Class A Certificates in the aggregate denomination of at least $5,000,000.

            SECTION 6.2.    MONEY FOR DISTRIBUTIONS TO BE HELD IN TRUST;
WITHHOLDING.

            (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof from Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

            (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.


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

            (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate and remaining unclaimed by the Owner of such Class A Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Insurer on account of any Reimbursement Amount, and second to the Owners of the Class R Certificates; and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates, or the Insurer for payment thereof (but only to the extent of the amounts so paid to the Insurer or the Owners of the Class R Certificates), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Sponsor cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Insurer or the Owners of the Class R Certificates as provided above. The Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Sponsor, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in monies due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

            SECTION 6.3.    PROTECTION OF TRUST ESTATE.

            (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Insurer as their interests may appear, and, upon request of the Insurer, or with the consent of the Insurer, at the request and expense of the Sponsor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

            (i) more effectively hold in trust all or any portion of the Trust Estate;

            (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

            (iii) enforce any of the Mortgage Loans; or

            (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

            The Trustee shall send copies of any request received from the Insurer or the Sponsor to take any action pursuant to this Section 6.3 to the other party.

            (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Insurer by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and
(ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class or Classes of Class A Certificates then Outstanding or, if there



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

are no longer any affected Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

            (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

            SECTION 6.4.    PERFORMANCE OF OBLIGATIONS.

            (a) The Trustee will not take any action that would release the Sponsor or the Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

            The Trustee may contract with other Persons to assist it in performing its duties hereunder.

            SECTION 6.5. NEGATIVE COVENANTS. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

            (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

            (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

            (iii) incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

            (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or

            (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

            SECTION 6.6. NO OTHER POWERS. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by
Section 2.3 hereof.

            SECTION 6.7. LIMITATION OF SUITS. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Insurance Policy or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:


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

                  (A) the Owners of not less than 25% of the
            Percentage Interests represented by the affected Class or Classes of Certificates then Outstanding or, if there are no affected Classes of Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default;

                  (B) such Owner or Owners have offered to the
            Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (C) the Trustee for 60 days after its receipt of such
            notice, request and offer of indemnity has failed to institute such proceeding;

                  (D) the Insurer consented in writing thereto; and

                  (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Insurer or by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee shall act at the direction of the Insurer, notwithstanding any other provision of this Agreement.

            SECTION 6.8. UNCONDITIONAL RIGHTS OF OWNERS TO RECEIVE DISTRIBUTIONS. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

            SECTION 6.9. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.10 DELAY OR OMISSION NOT WAIVER. No delay of the Trustee, the Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement to



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

any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Insurer or by the Owners, as the case may be.

            SECTION 6.11 CONTROL BY OWNERS. The Insurer (so long as a Insurer Default has not occurred and is continuing) or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding, with the consent of the Control Party (which may not be unreasonably withheld) or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding, with the consent of the Control Party (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Control Party with respect to the Certificates or exercising any trust or power conferred on the Control Party with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3 and Section 8.20 hereof; provided that:

                  (A) such direction shall not be in conflict with any
            rule of law or with this Agreement;

                  (B) the Control Party shall have been provided with
            indemnity satisfactory to it; and

                  (C) the Trustee may take any other action deemed proper
            by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing; provided, further, that in the event that any directions provided by the Trustee and the Insurer conflict with each other, the Insurer's direction shall prevail.

            So long as an Insurer Default has not occurred and is continuing, the Insurer shall act as the Control Party and be subrogated thereto until all Reimbursement Amounts have been paid.

                                  ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

            SECTION 7.1. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

            SECTION 7.2. ESTABLISHMENT OF CERTIFICATE ACCOUNT. The Sponsor shall cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Certificate Account, the Upper-Tier Group I Distribution Account and the Upper Tier Group II Distribution Account, each of which is to be held by the Trustee in the name of the Trust for the



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benefit of the Owners of the Certificates relating to such Mortgage Loan Group and the Insurer, as their interests may appear.

            SECTION 7.3.    THE INSURANCE POLICY.

            (a) On each Determination Date the Trustee shall determine with respect to the immediately following Payment Date the amounts to be on deposit in each Certificate Account on such Payment Date with respect to each Mortgage Loan Group (disregarding the amounts of any Insured Payments with respect to such Mortgage Loan Group) and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts and excluding an amount equal to the Premium Amount with respect to such Mortgage Loan Group together with any Master Servicing Fees and Trustee's Fees with respect to such Mortgage Loan Group for the related Payment Date plus (y) any amounts of Total Monthly Excess Cashflow to be applied on account of such Mortgage Loan Group on such Payment Date; the amounts described in the preceding clause (x) with respect to each Mortgage Loan Group and Payment Date, are the "Available Funds" with respect to such Mortgage Loan Group; the sum of the amounts described in the preceding clauses (x) and (y) are the "Total Available Funds" with respect to such Mortgage Loan Group;

            (b) If the Insured Quantity for any Mortgage Loan Group for any Payment Date exceeds the Total Available Funds with respect to such Mortgage Loan Group for such Payment Date after taking into account the portion of the Principal Distribution Amount with respect to such Mortgage Loan Group to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date (such event being a "Deficiency Amount" with respect to such Mortgage Loan Group), the Trustee shall complete a Notice in the form of Exhibit A to the Insurance Policy and submit such notice to the Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for a Insured Payment in an amount equal to such Deficiency Amount. Upon receipt of Insured Payments from the Insurer under the Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account.

            (c) The Trustee shall distribute all Insured Payments received, or the proceeds thereof, in accordance with Section 7.5(b)(F) to the Owners of the Class A Certificates of the related Class.

            (d) The Trustee shall (i) receive Insured Payments as attorney-in-fact of each Owner of the Class A Certificates of the related Class receiving any Insured Payment from the Insurer and (ii) disburse such Insured Payment to the Owners of the related Class A Certificates as set forth in
Section 7.5(b)(F). The Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(D)(4) hereof with respect to each Insured Payment made by the Insurer. The Trustee hereby agrees on behalf of each Owner of Class A Certificates and the Trust for the benefit of the Insurer that it recognizes that to the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A Certificates, the Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(D)(4) hereof.

            Insured Payments disbursed by the Trustee from proceeds of the Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such insured Certificates, and the Insurer shall become the owner of such unpaid amounts due from the Trust in respect of insured Certificates.


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            SECTION 7.4.   [RESERVED]

            SECTION 7.5.   FLOW OF FUNDS.

            (a) On each Remittance Date, the Trustee shall deposit to the Certificate Account with respect to each Mortgage Loan, without duplication, upon receipt, any Insured Payments relating to such Mortgage Loan Group, the proceeds of any liquidation of the assets of the Trust, insofar as such assets relate to such Mortgage Loan Group, together with the Monthly Remittance Amount with respect to such Mortgage Loan Group remitted by the Master Servicer or any Sub-servicer.

            (b) Subject to any superseding provisions of clause (e) below during the continuance of a Insurer Default, on each Payment Date the Trustee shall make the following allocations, disbursements and transfers of amounts then on deposit in the Certificate Account for each Mortgage Loan Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                  (A) first, from amounts then on deposit in the
            Certificate Account to the Master Servicer, an amount equal to any Master Servicing Fees then due to it on account of the Unaffiliated Originator Loans included on such Mortgage Loan Group not theretofore received by the Master Servicer pursuant to Section 8.8(c)(i) hereof, as reported by the Master Servicer to the Trustee;

                  (B) second, from amounts then on deposit therein with
            respect to such Mortgage Loan Group, the related Premium Amount for such Payment Date;

                  (C) third, from amounts then on deposit in the
            Certificate Account with respect to such Mortgage Loan Group, to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to such Mortgage Loan Group;

                  (D) fourth, on each Payment Date, the Trustee shall
            allocate the Total Monthly Excess Cash Flow with respect to each Mortgage Loan Group in the following order of priority:

                  1. first, such Total Monthly Excess Cashflow shall be
            allocated on such Payment Date with respect to the related Mortgage Loan Group in an amount equal to the excess, if any, of (x) the related Insured Quantity for such Payment Date over (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference being the "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

                  2. second,

                         (a) if the Mortgage Loan Group described in (D)(1)
                  above is the Group IA Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIA Pool, then the Group, then the Group IB Pool and then the Group IIB Pool;

                         (b) if the Mortgage Loan Group described in (D)(1)
                  above is the Group IB Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIB Pool, then the Group IA Pool and then the Group IIA Pool;

                         (c) if the Mortgage Loan Group described in (D)(1)
                  above is the Group IIA Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IA Pool, then the Group IIB Pool and then the Group IB Pool; and

                         (d) if the Mortgage Loan Group described in (D)(1)
                  above is the Group IIB Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IB Pool, then the Group IIA Pool and then the Group IA Pool;

                  3. third, any portion of the Total Monthly Excess
            Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (1) and (2) above shall be paid to the Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Mortgage Loan Group;

                  4. fourth,

                         (a) if the Mortgage Loan Group described in (D)(3)
                  above is the Group IA Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(3) above shall be used to fund any Reimbursement Amount with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIA Pool, then the Group IB Pool and then the Group IIB Pool;

                         (b) if the Mortgage Loan Group described in (D)(3)
                  above is the Group IB Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(3) above shall be used to fund any Reimbursement Amount with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIB Pool, then the Group IA Pool and then the Group IIA Pool;

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


                         (c) if the Mortgage Loan Group described in (D)(3)
                  above is the Group IIA Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(3) above shall be used to fund any Reimbursement Amount with respect to the other Mortgage Loan Groups in the following order of priority: the Group IA Pool, then the Group IIB Pool and then the Group IB Pool; and

                         (d) if the Mortgage Loan Group described in (D)(3)
                  above is the Group IIB Pool, then any remaining portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (D)(3) above shall be used to fund any Reimbursement Amount with respect to the other Mortgage Loan Groups in the following order of priority: the Group IB Pool, then the Group IIA Pool and then the Group IA Pool;

                  (E) fifth, the amount, if any, of the Total Monthly
            Excess Cashflow with respect to a Mortgage Loan Group on a Payment Date remaining after the allocations described in clause (4) above is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date; such amount is required to be applied in the following order of priority:


                  1. first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment of a Subordination Increase Amount, any Subordination Deficiency Amount with respect to the related Mortgage Loan Group as of such Payment Date;

                  2. second,

                         (a) if the Mortgage Loan Group described in (E)(1)
                  above is the Group IA Pool, then any remaining portion of the Net Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (E)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIA Pool, then, the Group IB Pool and then the Group IIB Pool;


                         (b) if the Mortgage Loan Group described in (E)(1)
                  above is the Group IB Pool, then any remaining portion of the Net Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (E)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIB Pool, then, the Group IA Pool and then the Group IIA Pool;


                         (c) if the Mortgage Loan Group described in (E)(1)
                  above is the Group IIA Pool, then any remaining portion of the Net Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (E)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IA Pool, then, the Group IIB Pool and then the Group IB Pool; and


                         (d) if the Mortgage Loan Group described in (E)(1)
                  above is the Group IIB Pool, then any remaining portion of the Net Monthly Excess Cashflow with respect to such Mortgage Loan Group after the application described in (E)(1) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IB Pool, then, the Group IIA Pool and then the Group IA Pool;


                  3. third, any remaining Net Monthly Excess Cashflow remaining after the applications described in clauses (1) and (2) above shall be paid to the Master Servicer to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued and unpaid Servicing Fees, with respect to the related Mortgage Loan Group, in each case as certified to the Trustee by the Master Servicer to be owing to it as of such Payment Date.

                  (F) sixth, following the making by the Trustee of all
            allocations, transfers and disbursements described above under Sections 7.3 and 7.10 hereof and the prior clauses of this Section 7.5, from amounts (including any related Insured Payment) then on deposit in the Certificate Account with respect to each related Mortgage Loan Group, (such amount with respect to each Mortgage Loan Group, the related "Group Distribution Amount") shall be applied as follows:

            (i) with respect to the Group IA Pool, the Group Distribution Amount shall be applied:

                         (a) first, pro rata, to the Owners of the Group IA
                  Certificates, their respective Class A Current Interest;

                         (b) second, pro, rata, to the Owners of the Group IA
                  Certificates, their respective Class A Interest Carry Forward Amount;

                         (c) third, the lesser of (x) the remaining amount of
                  the Group Distribution Amount with respect to the Group IA Pool and (y) the Group IA Class A Principal Distribution Amount shall be applied in the following order of priority:

                             (i) First, the Group IA Principal Distribution Amount shall be distributed to the Owners of the Class A-7 Certificates (x) in an amount equal to the Class A-7/A-8 Lockout Distribution Amount until the Class A-7 Certificate Principal Balance has been reduced to zero, and (y) once the Class A-7 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-8 Certificates are entitled to receive payments of principal in an amount equal to the Class A-7/A-8 Lockout Distribution Amount;

                             (ii)  Second, the excess of (i) the Group IA
                                   Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the

                                   Class A-1 Certificates, the Class A-2
                                   Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, sequentially in that order, until the Certificate Principal Balance of each Class (in ascending order of numerical designation) has been reduced to zero;

                                   Notwithstanding the foregoing, on any
                                   Payment Date on which the Subordinated
                                   Amount related to Group IA is zero and the Insurer is in default, the Principal Distribution Amount with respect to the Group IA Certificates shall be distributed pro rata and not in accordance with the above priorities.

            (ii) With respect to the Group IB Pool, the Group Distribution Amount shall be applied:

                         (a) first, pro rata, to the Owners of the Group IB
                  Certificates, their respective Class A Current Interest;

                         (b) second, pro, rata, to the Owners of the Group IB
                  Certificates, their respective Class A Interest Carry Forward Amount;

                         (c) third, the lesser of (x) the remaining amount of
                  the Group Distribution Amount with respect to the Group IB Pool and (y) the Group IB Principal Distribution Amount shall be applied in the following order of priority:

                             (i) First, the Group IB Principal Distribution Amount shall be distributed to the Owners of the Class A-15 Certificates in an amount equal to the Class A-15 Lockout Distribution Amount;

                             (ii)  Second, the excess of (i) the Group IB
                                   Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-9 Certificates, the Class A-10 Certificates, the Class A-11 Certificates, the Class A-12 Certificates, the Class A-13 Certificates and the Class A-14 Certificates, sequentially in that order, until the Certificate Principal Balance of each Class (in ascending order of numerical designation) has been reduced to zero;

            (iii) With respect to the Group IIA Pool, the Group Distribution Amount shall be applied:

                         (a) first, pro rata, to the Owners of the Group IIA
                  Certificates, their respective Class A Carry Forward Amount;

                         (b) second, pro, rata, to the Owners of the Group IIA
                  Certificates, their respective Class A Interest Carry Forward Amount;

                         (c) third, the lesser of (x) the remaining amount of
                  the Group Distribution Amount with respect to the Group IIA Pool and (y) the Group IIA Class A Principal Distribution Amount shall be applied in the following order of priority:

                             (i) First, the Group IIA Principal Distribution Amount shall be distributed to the Owners of the Class A-17 Certificates in an amount equal to the Class A-17 Lockout Distribution Amount;

                             (ii) Second, the excess of (i) the Group IIA Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-16 Certificates, until the Class A-16 Certificate Principal Balance has been reduced to zero;

            (iv) With respect to the Group IIB Pool, the Group Distribution Amount shall be applied:

                         (a) first, pro rata, to the Owners of the Group IIB
                  Certificates, their respective Class A Current Interest;

                         (b) second, pro, rata, to the Owners of the Group IIB
                  Certificates, their respective Class A Interest Carry Forward Amount;

                         (c) third, the lesser of (x) the remaining amount of
                  the Group Distribution Amount with respect to the Group IIB Pool and (y) the Group IIB Class A Principal Distribution Amount shall be applied in the following order of priority:

                             (i) First, the Group IIB Principal Distribution Amount shall be distributed to the Owners of the Class A-19 Certificates in an amount equal to the Class A-19 Lockout Distribution Amount;

                             (ii) Second, the excess of (i) the Group IIB Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-18 Certificates, until the Class A-18 Certificate Principal Balance has been reduced to zero for such Payment Date;

                                   Notwithstanding the foregoing, on any
                                   Payment Date on which the Subordinated
                                   Amount related to Group IIB is zero and the Insurer is in default of its payment of principal payable, the Principal Distribution Amount with respect to the Group IIB Certificates shall be distributed pro rata and not in accordance with the above priorities.

                  (A) seventh, on each Payment Date, the Trustee shall
            transfer all remaining monies then on deposit in the Certificate Account to the Supplemental



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

            Interest Payment Account; such transfer shall be deemed to be a distribution on the Class R Certificates.

            (c) On any Payment Date during the continuance of any Insurer
Default:

            No Premium Amounts or Reimbursement Amounts shall be paid to the Insurer, and any amounts otherwise payable to the Insurer as Premium Amounts or Reimbursement Amounts shall be retained in the Certificate Account as the Total Available Funds with respect to the related Mortgage Loan Group, as appropriate.

            (d) The Trustee shall distribute on each Payment Date to the Owners of each Class of Class A Certificates, from the amount then on deposit in the Upper-Tier Distribution Account, the Class A Distribution Amount with respect to such Class on such Payment Date. Any application of such amount shall be first made to interest and then to principal (subject to the requirements of paragraph (c) above).

            (e) Notwithstanding any of the foregoing provisions, the aggregate amount distributed to the Owners of any Class A Certificates on account of principal shall not exceed the Original Certificate Principal Balance for the related Class.

            SECTION 7.6.   INVESTMENT OF ACCOUNTS.

            (a) So long as no event described in Sections 8.20(a) or (b) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Insurer, as their interests may appear, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Sections 8.20(a) or (b) hereof and following any removal of the Master Servicer, the Control Party shall direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

            (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

            (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except and only to the extent that the bank serving as Trustee is the obligor thereon and is otherwise liable).

            (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

            (i) the Master Servicer or the Control Party, as the case may be, shall have failed to give investment directions to the Trustee within ten days after receipt of a written request for such directions from the Trustee; or

            (ii) the Master Servicer or the Control Party, as the case may be, shall have failed to give investment directions to the Trustee during the ten-day period described in clause (d)(i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Master Servicer and the Trustee) on any Business Day (any such investment by the Trustee pursuant to this clause (d)(ii) to mature on the next Business Day after the date of such investment).

            (e) For purposes of investment, the Trustee shall aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be deposited, pro rata, in the Accounts immediately on receipt, and any loss resulting from such investments shall be charged, pro rata, to the Accounts.

            SECTION 7.7.    ELIGIBLE INVESTMENTS. The following are Eligible
Investments:

            (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

            (b) Federal Housing Administration debentures and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

            (c) Freddie Mac senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

            (d) Federal Home Loan Banks' consolidated senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

            (e) Fannie Mae senior debt obligations and rated Aa2 or higher by Moody's.

            (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 by Moody's.

            (g) Investment agreements approved by the Control Party provided:

                  1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by Standard & Poor's, and

                  2. Monies invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                  3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

                  4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

                  5. The Trustee and the Insurer receive an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

            (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

            (i) Investments in money market funds rated AAAm or AAAM-G by Standard & Poor's and Aaa or P-1 by Moody's.

            (j) Investments approved in writing by the Control Party and acceptable to the Rating Agencies and the Insurer;

            SECTION 7.8.   REPORTS BY TRUSTEE.

            (a) On each Payment Date the Trustee shall provide to each Owner, to the Master Servicer, to the Insurer, to each Underwriter, to the Sponsor and to each Rating Agency a written report in substantially the form set forth as
Exhibit I hereto with respect to each Mortgage Loan Group, as such form may be revised by the Trustee, the Master Servicer and the Rating Agencies from time to time, but in every case setting forth the information requested on Exhibit I hereto and the following information:

            (i) the amount of the distribution with respect to the related Class of Certificates;

            (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

            (iii) the amount of such distributions allocable to interest;

            (iv)  the Interest Carry Forward Amount for each Class;

            (v)   the Certificate Principal Balance for each Class of
      Class A Certificates (other than the Class A-IO Certificates) and the Class A-IO and Class F-IO Notional Principal Balances of the Class A-IO and Class F-IO Certificates as of such Payment Date, together with the principal amount of such Class of Class A Certificates (other than the Class A-IO and Class F-IO Certificates) (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

            (vi) with respect to the Class A Certificates, the amount of any Class A Insured Payment included in the amounts distributed in respect of the Class A Certificates;

            (vii) the aggregate Loan Balance of all Mortgage Loans after giving effect to any payment of principal on such Payment Date both in the aggregate and in each of the Mortgage Loan Groups;

            (viii) information furnished by the Sponsor pursuant to
      Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;


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

            (ix) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

            (x) the weighted average Coupon Rate of the Mortgage Loans with respect to each Group;

            (xi) the amount of any Supplemental Interest Amount,;

            (xii) the Subordinated Amount, for each Mortgage Loan, after giving effect to any payment of principal on such Payment Date;

            (xiii) the aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group that were repurchased during the related Remittance Period and any repurchases pursuant to Section 8.10;

            (xiv) the amounts, if any, of any Realized Losses in each Mortgage Loan Group for the related Remittance Period;

            (xv) the Pool Rolling Six-Month Delinquency Rate and the
      Pool Cumulative Realized Losses (x) as a percentage of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods and (y) as a percentage of the sum of the aggregate Loan Balances of the Mortgage Loans as of the Cut-Off Date;

            (xvi) a number with respect to each Class (the "Pool Factor" for such Class) computed by dividing the Certificate Principal Balance for such Class (after giving effect to any distribution of principal to be made on such Payment Date) by the Certificate Principal Balance for such Class on the Startup Day;

            (xvii) whether a Servicer Termination Delinquency Rate
      Trigger or a Servicer Termination Loss Trigger has occurred, as such terms are defined in the Insurance Agreement.

            Items (i) through (iii) above shall, with respect to each Class of Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

            (b) In addition, on each Payment Date the Trustee will distribute to each Owner, to the Insurer, to each Underwriter, to the Master Servicer, to the Sponsor and to each Rating Agency, together with the information described in Subsection (a) preceding, the following information with respect to each Mortgage Loan Group as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:

            (i) the total number of Mortgage Loans in each Mortgage Loan Group and the aggregate Loan Balances thereof, together with the number, aggregate principal balances of such Mortgage Loans in such Mortgage Loan Group and the percentage

      (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

            (ii) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

            (iii) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

            (iv) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

            (v) the loan number of the related Mortgage Loan and the book value of any REO Property in each Mortgage Loan Group; and

            (vi) the aggregate Loan Balance of 60+ Day Delinquent Mortgage Loans with respect to each Group.

            (c) The foregoing reports shall be sent be to an Owner only insofar as such Owner owns a Certificate with respect to the related Mortgage Loan Group.

            (d) The Sponsor and the Master Servicer, on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Trustee to include the loan level information with respect to the Mortgage Loans, excluding any information relating to the fees or amounts due to the Insurer, contained in reports provided to the Insurer or the Trustee by the Master Servicer hereunder and, if so directed by an Authorized Officer of the Sponsor in writing to the Trustee, the monthly report to the Owners prepared by the Trustee (the "Information") on The Bloomberg, an on-line computer based on-line information network maintained by Bloomberg L.P. ("Bloomberg") or on any other on-line computer based on-line information network or service ("Information Network"), or in other electronic or print information services deemed acceptable by the Sponsor or the Master Servicer as designated in writing to the Trustee by an Authorized Officer of the Master Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Trustee or its affiliates or any of the Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Trustee, including, but not limited to, claims



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
based on allegations of inaccurate or incomplete information by the Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

            SECTION 7.9.    ADDITIONAL REPORTS BY TRUSTEE.

            (a) The Trustee shall report to the Sponsor, the Insurer and the Master Servicer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Sponsor, the Master Servicer or the Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Sponsor, the Master Servicer or the Insurer, transmit promptly to the Sponsor, the Insurer and the Master Servicer copies of all accounting of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the Sponsor, the Insurer and the Master Servicer if any such receipts have not been received by the Trustee.

            (b) The Trustee shall immediately report to the Insurer, Sponsor and Master Servicer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Master Transfer Agreement or in Section 3.3(a) hereof.

            SECTION 7.10. SUPPLEMENTAL INTEREST PAYMENT ACCOUNT, SUPPLEMENT INTEREST PAYMENTS AND CLASS R DISTRIBUTION ACCOUNT.

            (a) The parties hereto do hereby create and establish a trust, the "Advanta Supplemental Interest Trust 1998-2" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold a trust account, the "Supplemental Interest Payment Account" to be held by the Trustee in its name on behalf of the Supplemental Interest Trust. None of the assets of the Supplemental Interest Trust shall be considered assets of either REMIC, and any amounts transferred from the Upper-Tier REMIC to the Supplemental Interest Trust shall be treated as distributions with respect to the Class R Certificates.

            (b) The amount, if any, on deposit in the Supplemental Interest Payment Account on any Payment Date is the "Supplemental Interest Payment Amount Available" on such Payment Date.

            If, on any Determination Date the Trustee determines that the Supplemental Interest Payment Amount Available to be available on the next Payment Date is less than the excess of (x) the excess of (i) the Full Interest Distribution Amount over (ii) the Current Interest over (y) the Supplemental Interest Payment Amount Available as of such Payment Date (the "Formula Interest Shortfall"), the Trustee shall demand that the Designated Residual Owner fund the Formula Interest Shortfall on the related Payment Date.

            The amount so funded by the Designated Residual Owner on any such Payment Date is the "Interest Advance" for such Payment Date.

            On each Payment Date, the Trustee shall withdraw from the Supplemental Interest Payment Account and pay to the Owners of the Capped Certificates which are not receiving the Full Interest Distribution Amount with respect to such Class on such Distribution Date the amount by which such Full Interest Distribution Amount with respect to such Class exceeds the Current Interest with respect to such Class on such Payment Date (the "Capped Interest Shortfall"). To the extent that the Supplemental Interest Payment Amount Available is less than the Formula Interest Shortfall, the Supplemental Interest Payment Amount Available shall be applied on a pro rata basis to each class of the Capped Certificates in amounts equal to the product of (a) a fraction, the numerator of which is the Capped Interest Shortfall with respect to such Class and the denominator of which is the Formula Interest Shortfall and (b) the Supplemental Interest Payment Amount Available.

            (c) Any portion of the Supplemental Interest Payment Amount Available after application of clause (b) above shall be applied in the following order of priority:

            (i) first, to the Designated Residual Owner, as reimbursement for unpaid Interest Advances, together with interest thereon, with the earliest Interest Advances being deemed to be paid first;

            (ii) second, to the owners of the Class R Certificates the remainder pro rata in accordance with their Percentage Interests.

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

            SECTION 8.1.   MASTER SERVICER AND SUB-SERVICERS.

            (a) Acting directly or through one or more Sub-Servicers as provided in Section 8.3, the Master Servicer, as master servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and on behalf of the Trustee and the Insurer and with reasonable care, and using that degree of skill and attention that the Master exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

            (b) The duties of the Master Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee and the Insurer, as applicable, with respect to distributions, paying Compensating Interest and making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. The Master Servicer shall cooperate with the Trustee and furnish to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder. The Trustee shall furnish the Master Servicer or



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any Sub-servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-servicer to carry out its servicing and administrative duties hereunder.

            (c) Without limiting the generality of the foregoing, the Master Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners, the Insurer and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification (x) will not be to affect materially and adversely the security afforded by the related Property, the timing of receipt of any payments required hereby or the interests of the Insurer and (y) will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

            (d) The Master Servicer shall have the right using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others, to approve applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations to Properties and (iii) removal, demolition or division of Properties. No application for approval shall be considered by the Master Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Trustee) and the Mortgagor's debt-to-income ratio after any release does not exceed the Combined Loan-to-Value Ratio and debt-to-income ratio applicable to such Mortgage Loan at origination and (z) the lien priority of the related Mortgage is not adversely affected; provided, however, that the foregoing requirements (x), (y) and (z) shall not apply to any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

            (e) The parties intend that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each shall be conducted so as to qualify each as a REMIC. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (i) use its best efforts to conduct the affairs of each such REMIC at all times that any Class of Certificates are outstanding so as to maintain the status of each such REMIC as a REMIC under the REMIC Provisions; (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either such REMIC or that would subject the Trust to tax and (iii) exercise reasonable care not to allow either such REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by each REMIC.

            (f) The Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

            (g) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee



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to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners, the Insurer and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that Section 8.14(a) shall constitute a power of attorney from the Trustee to the Master Servicer or any Sub-servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 8.13 and 8.14, the Trustee shall furnish the Master Servicer and any Sub-servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

            (h) The Master Servicer shall give prompt notice to the Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

            (i) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.9(c) and in Section 7.5(b)(E)(3).

            SECTION 8.2.  COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

            (a) The Master Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow Accepted Servicing Practices. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor.

            (b) The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

            SECTION 8.3. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS. The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Insurer and the Trustee of the appointment of any Sub-Servicer and shall furnish to the Insurer and the Trustee a copy of the Subservicing Agreement. For purposes of this Agreement, the Master shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any


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such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

            SECTION 8.4. SUCCESSOR SUB-SERVICERS. The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicers that qualifies under Section 8.3.

            SECTION 8.5. LIABILITY OF MASTER SERVICER. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's negligence.

            SECTION 8.6. NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICER AND TRUSTEE OR THE OWNERS. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Insurer, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.7.

            SECTION 8.7.   ASSUMPTION OR TERMINATION OF SUB-SERVICING
AGREEMENT BY TRUSTEE. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at its option. Any termination fee due under any such Sub-Servicing agreement shall be paid by the preceding Master Servicer but in no event shall the Trustee be liable for any such fee.

            The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party, without the payment of any fee by the Trustee, notwithstanding any contrary provision in any Sub-Servicing Agreement.

            SECTION 8.8.   PRINCIPAL AND INTEREST ACCOUNT.

            (a) The Master Servicer and/or each Sub-servicer, as applicable, shall, for each of Group IA, Group IB, Group IIA, and Group IIB, establish in the name of the Trust for the benefit of the Owners of the Certificates relating to such Mortgage Loan Group and the Insurer, as their interests may appear, and maintain at one or more Designated Depository Institutions a Principal and Interest Account for each such Mortgage Loan Group.



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            Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-servicer shall deposit all receipts related to the Mortgage Loans in each such Mortgage Loan Group to their respective Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

            On the Startup Day and each day thereafter, as applicable, the Sponsor and/or the Master Servicer shall deposit to each Principal and Interest Account all receipts related to the Mortgage Loans in the Mortgage Loan Group which relate to or are received on or after the Cut-Off Date.

            (b) All funds in the Principal and Interest Account for each Mortgage Loan Group may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Principal and Interest Accounts shall be held in trust in the name of the Trust and for the benefit of the Owners of the Certificates relating to such Mortgage Loan Group (i.e. in the case of the Principal and Interest Account for Group IA, the Group IA Certificates, in the case of the Principal and Interest Account for Group IB, the Group IB Certificates, in the case of the Principal and Interest Account for Group IIA, the Group IIA Certificates and in the case of the Principal and Interest Account for Group IIB, the Group IIB Certificates) and the Insurer. Any investment earnings on funds held in each Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from such Principal and Interest Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amounts by the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Accounts shall refer to amounts net of such investment earnings. Any investment losses are at the expense of the Master Servicer and shall be replaced on or prior to the Remittance Date.

            (c) Subject to Subsection (e) below, the Master Servicer shall deposit to each Principal and Interest Account all principal and interest collections on the Mortgage Loans for the related Mortgage Loan Group received on or after the Cut-Off Date including any Prepaid Installments, Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer with respect to such Mortgage Loans, other recoveries or amounts related to such Mortgage Loans received by the Master Servicer, Compensating Interest and Delinquency Advances together with any amounts which are reimbursable from such Principal and Interest Account, but net of (i) the Servicing Fee with respect to each such Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section
8.15 hereof, (ii) principal (including Prepayments) collected on the related Mortgage Loans prior to the Cut-Off Date, (iii) interest accruing on the related Mortgage Loans prior to the Cut-Off Date and (iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of the Loan Balance of the related Mortgage Loan and accrued and unpaid interest thereon.

            (d) (i) The Master Servicer may make withdrawals from each Principal and Interest Account only for the following purposes:

                  (1) to effect the timely remittance to the Trustee of the
            Monthly Remittance Amounts due on the Remittance Date;

                  (2) to reimburse itself pursuant to Section 8.9(a) hereof for unreimbursed Delinquency Advances and Servicing Advances and Nonrecoverable Advances;

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                  (3) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (4) to withdraw amounts that have been deposited to a
            Principal and Interest Account in error; and

                  (5) to clear and terminate each Principal and Interest Account following the termination of the Trust Estate pursuant to Article X.

            (ii) On the tenth day of each month, the Master Servicer shall send to the Trustee a report, in the form of a computer tape, detailing the payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Trustee from time to time. The Insurer shall have the right to request this computer tape upon providing 3 Business Days written notice to the Master Servicer.

            (iii) On each Remittance Date the Master Servicer shall remit to the Trustee by wire transfer, or otherwise make funds available in immediately available funds for deposit in the Certificate Account pursuant to Section 7.5(a) of this Agreement. On each Remittance Date the Master Servicer shall remit to the Trustee by wire transfer, or otherwise make funds available in immediately available funds for deposit in the Certificate Account pursuant to Section 7.5 of this Agreement, (A) for Group IA, the Group IA Interest Remittance Amount and the Group IA Principal Remittance Amount, (B) for Group IB, the Group IB Interest Remittance Amount and the Group IB Principal Remittance Amount, (C) for Group IIA, the Group IIA Interest Remittance Amount and the Group IIA Principal Remittance Amount and (D) for Group IIB, the Group IIB Interest Remittance Amount and the Group IIB Principal Remittance Amount.


            (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Insurer, the Trustee and each Rating Agency, then the requirement to maintain the Principal and Interest Accounts may be waived by an instrument signed by the Insurer, Trustee and each Rating Agency, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account, on such terms and subject to such conditions as the Insurer, the Trustee and each Rating Agency may permit.

            (f) For administrative purposes, each Principal and Interest Account may be established as a sub-account of a single account. Amounts on deposit in all Principal and Interest Accounts may be commingled for purposes of investment.

            SECTION 8.9. DELINQUENCY ADVANCES, COMPENSATING INTEREST AND SERVICING ADVANCES.

            (a) The Master Servicer is required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions (net of the Servicing Fees) due, but not collected, with respect to Delinquent Mortgage Loans during the prior Remittance Period, but only if, in its good faith business judgment, the Master Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan. Such amounts are "Delinquency Advances".

            The Master Servicer shall be permitted to fund its payment of Delinquency Advances on any Remittance Date and to reimburse itself for any Delinquency Advances paid



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from the Master Servicer's own funds, from collections on the related Mortgage
Loan. The Master Servicer may use funds deposited to the Principal and Interest Account subsequent to the related Remittance Period and shall deposit into the Principal and Interest Account with respect thereto (i) late collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto or (iii) from its own funds. If not therefore recovered from the related Mortgagor or the related Net Liquidation Proceeds, Delinquency Advances constituting Nonrecoverable Advances shall be recoverable pursuant to Section 7.5(b)(E)(3) hereof.

            (b) On or prior to each Remittance Date, the Master Servicer shall deposit in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by the Master Servicer, "Compensating Interest"). The Master Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer with respect to all Mortgage Loans for such Remittance Period.

            (c) The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of REO Property, but is only required to pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (y) as provided in Section 7.5(b)(E)(3) hereof. In no case may the Master Servicer recover Servicing Advances from principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan except as provided pursuant to
Section 7.5(b)(E)(3) hereof.

            (d) On each Remittance Date in June and July of 1998, the Master Servicer shall make four Special Advances, one with respect to each Mortgage Loan Group equal to the sum of (x) one-month's interest, calculated at the weighted average Pass-Through Rate (applicable to the July or August 1998 Payment Date, as the case may be, for the classes of Class A Certificates related to such Group) with respect to all Mortgage Loans not having a payment due during June or July 1998, as the case may be, (y) the Premium Amount with respect to such Mortgage Loans for the July or August 1998 Payment Date, as the case may be, and (z) the Trustee's Fee with respect to such Mortgage Loans for the July or August 1998 Payment Date, as the case may be; the amounts of such advances shall be included in the related Interest Remittance Amount. Reimbursement of Special Advances shall be made only as provided in Section 7.5(b)(E)(3).

            SECTION 8.10. PURCHASE OF MORTGAGE LOANS. The Master Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which



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enforcement proceedings have been brought by the Master Servicer or by any
Sub-servicer pursuant to Section 8.13. Any such Loan so purchased shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account. Notwithstanding the foregoing, the Master Servicer may not purchase any such Mortgage Loan unless the Master Servicer has delivered to the Trustee and the Insurer an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC.

            SECTION 8.11.   MAINTENANCE OF INSURANCE.

            (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

            (b) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Insurer out of the Master Servicer's own funds for any loss to the Trust and the Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.

            (c) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 8.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this
Section 8.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee or the Insurer, the Master Servicer shall cause to be delivered to the Trustee and the Insurer, a certified true copy of such policy.

            SECTION 8.12. DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS. When a Property has been or is about to be conveyed by the Mortgagor, the Master



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Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Owners or of the Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master
Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Control Party. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording or causing the recordation any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

            SECTION 8.13.   REALIZATION UPON DEFAULTED MORTGAGE LOANS.

            (a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 8.10. In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.9(c) hereof. The Master Servicer shall sell



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any REO Property within 35 months of its acquisition by the Trust, unless the
Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Insurer and the Master Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC therein as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding. Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners and the Insurer solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Lower-Tier REMIC or the Upper Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a REO Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such REO Property. With respect to any Mortgage Loan secured by a mixed use REO Property, the Master Servicer shall, prior to foreclosing upon or otherwise comparably effecting the ownership in the name of the Master Servicer on behalf of the Trust, either (x) perform a "phase one environmental study" of such REO Property or (y) repurchase such REO Property at the Loan Purchase Price.

            Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property.

            (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or


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otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan" and shall promptly deliver to the Insurer a related liquidation report with respect to such Liquidated Loan.

            SECTION 8.14.   TRUSTEE TO COOPERATE; RELEASE OF FILES.

            (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer or any Sub-servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or any Sub-servicer shall deliver to the Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Trustee shall promptly release the related File, in trust to (i) the Master Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Master Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer or any Sub-servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer or any Sub-servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer or any Sub-servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

            (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Property Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Master Servicer or any Sub-servicer and delivery to the Trustee of a Master Servicer's Trust Receipt, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided that the Master Servicer shall not have received and not returned at any one time more than 10% of the entire number of Files. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to the Master Servicer or any Sub-servicer. Such receipt shall obligate the Master Servicer or any Sub-servicer to return the File to the Trustee when the need therefor by the Master Servicer or any Sub-servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, the Master Servicer's Trust Receipt shall be released by the Trustee to the Master Servicer or any Sub-servicer.

            (c) No costs associated with the procedures described in this
Section 8.14 shall be an expense of the Trust.

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            (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Insurer and the Rating Agencies pursuant to Section 3.5(j) hereof.

            (e) Each Master Servicer's Trust Receipt may be delivered to the Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Trustee shall mutually agree. The Trustee shall promptly release the related File(s) within five (5) to seven (7) business days of receipt of a properly completed Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above or such shorter period as may be agreed upon by the Master Servicer and the Trustee. Receipt of a Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above shall be authorization to the Trustee to release such Files, provided the Trustee has determined that such Master Servicer's Trust Receipt has been executed, with respect to clauses
(i) or (ii) above, or approved, with respect to clause (iii) above, by an Authorized Officer of the Master Servicer or any Sub-servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the Trustee is unable to release the Files within the time frames previously specified, the Trustee shall immediately notify the Master Servicer or any Sub-servicer indicating the reason for such delay, but in no event shall such notification be later than five business days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Trustee's negligent failure to release the related File or the Trustee's negligent failure to execute and release documents in a timely manner, the Trustee shall be liable for such penalties or damages.

            On each day that the Master Servicer remits to the Trustee Master Servicer's Trust Receipts pursuant to clauses (ii) or (iii) above, the Master Servicer or any Sub-servicer shall also submit to the Trustee a summary of the total amount of such Master Servicer's Trust Receipts requested on such day by the same method as described in such clauses (ii) or (iii) above.

            SECTION 8.15. SERVICING COMPENSATION. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.8(c)(v) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

            SECTION 8.16. ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer, at its own expense, will deliver to the Trustee, the Insurer and each Rating Agency, on or before the last day of March of each year, commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

            SECTION 8.17. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORTS. On or before the last day of March of each year, commencing in 1999, the Master Servicer, at its own expense, shall cause to be delivered to the Trustee, the Insurer and each Rating Agency a letter or letters of a firm of independent, nationally recognized certified public accountants


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reasonably acceptable to the Control Party stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

            SECTION 8.18. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide to the Trustee, the Insurer, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

            SECTION 8.19. ASSIGNMENT OF AGREEMENT. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(g) hereof for a successor servicer. Notice of any such assignment shall be given by the Master Servicer to the Trustee, the Insurer and Moody's.

            SECTION 8.20. REMOVAL OF MASTER SERVICER; RESIGNATION OF MASTER SERVICER.

            (a) The Trustee, with the consent of the Insurer (or the Owners pursuant to Section 6.11 hereof) may remove the Master Servicer upon the occurrence of any of the following events:

            (i) The Master Servicer shall fail to deliver to the Trustee any proceeds or required payment, which failure continues unremedied for five Business Days following written notice to an Authorized Officer of the Master Servicer from the Trustee or from any Owner.

            (ii) The Master Servicer shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or
      (vi) take corporate action for the purpose of effecting any of the foregoing;

            (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency

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      law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

            (iv) The Master Servicer shall fail to perform any one or more of its obligations hereunder other than the obligations contemplated by Subsection 8.20(i) above, and shall continue in default thereof for a period of sixty (60) days after notice by the Trustee or the Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party; or

            (v) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 which materially and adversely affects the interests of the Owners or the Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party.

            (b) The Certificate Insurer also may remove the Master Servicer upon the occurrence of any of the following events:

            (i) upon the making of any Insured Payment; provided, however, that the Insurer shall have no right to remove the Master Servicer under this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Insurer that such event was due to circumstances beyond the control of the Master Servicer; or

            (ii) the failure by the Master Servicer to make any required Servicing Advance; or

            (iii) the failure by the Master Servicer to perform any one or more of its obligations hereunder or under the Insurance Agreement, which failure materially and adversely affects the interests of the Insurer and the Trustee; or

            (iv) the failure by the Master Servicer to make any required Delinquency Advance, any Special Advance or to pay any Compensating Interest; or

            (v) the occurrence of a Servicer Termination Delinquency Rate Trigger or a Servicer Termination Loss Trigger, as such terms are defined in the Insurance Agreement; or

            (vi) the enactment of any law by a legislative body that declares, or any finding or ruling by a court of competent jurisdiction, that the Insurance Agreement or this Agreement is not valid and binding on the Sponsor or the Master Servicer;

provided, however, with respect to clause (iv), if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that any such event was due to circumstances beyond the control of the Master Servicer, such event shall not be considered an event of termination of the Master Servicer;


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provided, however, that (x) prior to any removal of the Master Servicer by the
Control Party pursuant to clauses (i) or (ii) of this Section 8.20(b), the Master Servicer shall first have been given by the Control Party and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clauses (i), (ii) or (iii) above and the Master Servicer shall not have remedied, or shall not have taken actions satisfactory to the Control Party to remedy, such event or events within 30 days (60 days with respect to clause (iii)) after the Master Servicer's receipt of such notice (provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period in each case may be extended with the written approval of the Control Party) and (y) in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or Special Advance or to pay any Compensating Interest or Monthly Remittance, such removal shall be effective (without the requirement of any action on the part of the Insurer or of the Trustee) at 4 p.m. on the second Business Day following the day on which the Trustee or the Insurer notifies an Authorized Officer of the Master Servicer that a required Delinquency Advance or Special Advance has not been received by the Trustee. Upon the Trustee's determination that a required Delinquency Advance or Special Advance or payment of Compensating Interest has not been made by the Master Servicer, the Trustee shall so notify in writing an Authorized Officer of the Master Servicer and the Insurer as soon as is reasonably practical.

            (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Insurer.

            (d) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section. If no successor servicer is available, the Trustee shall act as successor servicer and perform all of the obligations of this Section, including, without limitation, making Delinquency Advances and paying Compensating Interest; provided, however, that the Trustee will not be obligated to act as successor servicer if it is legally unable to perform its duties hereunder.

            (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

            (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Master Servicer.

            (g) Upon removal or resignation of the Master Servicer, the Trustee
(x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as


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Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15; provided, however, that if the Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Trustee at such time that the Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

            (h) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

            (i) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or (iii) any breaches of a predecessor Master Servicer.

            (j) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee shall only be required to make Delinquency Advances (including the

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Delinquency Advances described in this clause (j)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

           (k) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to each Rating Agency of the transfer of the servicing to the successor.

            (l) The Trustee shall give notice to the Insurer, each Rating Agency and to the Owners of the occurrence of any event specified in Section 8.20(a) of which the Trustee has knowledge.

            (m) Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

            SECTION 8.21. INSPECTIONS BY THE INSURER AND THE TRUSTEE; ERRORS AND OMISSIONS INSURANCE.

            (a) At any reasonable time and from time to time upon reasonable notice, the Insurer, the Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer.

            (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

            SECTION 8.22. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF MASTER SERVICER. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder upon notice to the Insurer, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation is a housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles.

            SECTION 8.23. NOTICES OF MATERIAL EVENTS. The Master Servicer shall give prompt notice to the Insurer, the Trustee, and each Rating Agency of the occurrence of any of the following events:

            (a) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any the Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Transaction Document;

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            (b) The commencement of any proceedings by or against the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Sponsor, the Master Servicer or AMHC; and

            (c) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Sponsor's the Master Servicer's or the AMHC's business that the Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Transaction Documents or materially adversely affect the financial affairs of the Sponsor, the Master Servicer or AMHC.

                                   ARTICLE IX

                              TERMINATION OF TRUST

            SECTION 9.1. TERMINATION OF TRUST. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the REMIC Trust is effected as described below or (iii) as described in Section
9.2 or 9.3 hereof. To effect a termination of this Agreement pursuant to clause
(ii) above, the Owners of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC to adopt a plan of complete liquidation with respect to each of the Mortgage Loan Groups as contemplated by Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates based on their interests in the Trust, and distribute to the Insurer any amounts owed under the Insurance Agreement and return the Insurance Policy to the Insurer, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in
Section 11.5.

            SECTION 9.2.   TERMINATION UPON OPTION OF MASTER SERVICER.

            (a) On any Remittance Date on or after the Clean-Up Call Date, the Master Servicer acting directly or through one or more affiliates may determine to purchase and may


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cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of (v) the greater of
(i) 100% of the aggregate Loan Balances of all of the Mortgage Loans as of the day of purchase minus the amount actually remitted by the Master Servicer representing the related Monthly Principal Remittance Amount on such Remittance Date for the related Remittance Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (w) the amount of any difference between the related Monthly Interest Remittance Amount actually remitted by the Master Servicer on such Remittance Date and the related Monthly Interest Remittance Amount due on such Remittance Date, (x) the related Group II Reimbursement Amount, if any, and (y) the aggregate amount of any Delinquency Advances and Servicing Advances remaining unreimbursed, together with any accrued and unpaid Servicing Fees, as of such Remittance Date (such amount, the "Termination Price"). In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. Notwithstanding the foregoing, the Master Servicer or its affiliate may not terminate the Trust pursuant to this Section 9.2 without the consent of the Insurer, if termination would result in a draw on the Insurance Policy.

            (b) In connection with any such purchase, the Master Servicer shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of the Lower-Tier REMIC and Upper-Tier REMIC.

            (c) Promptly following any such purchase, the Trustee will release the Files to the Master Servicer, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof. (d) Upon such purchase, the Insurance Policy will terminate and shall be returned to the Insurer.

            SECTION 9.3.   TERMINATION UPON LOSS OF REMIC STATUS.

            (a) Following a (x) final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or (y) if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or Lower-Tier REMIC do not and will no longer qualify as a "REMIC" pursuant to
Section 860D of the Code (the "Final Determination") or (z) following the delivery of an opinion of counsel ("REMIC Opinion") to the effect that the effect of the Final Determination is to increase substantially the probability that either the Upper-Tier REMIC or Lower-Tier REMIC will no longer qualify as a "REMIC" pursuant to Section 860D of the Code, on any Remittance Date on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (b) Upon receipt of such direction from the Owners of such Class A Certificates or such notice from the Insurer, the Trustee shall notify the holders of the Class R


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Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination Notice"). The Owner of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

            (c) If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Owners of the Class A Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Owners of the Class A Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period.

            (d) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option on any Remittance Date and upon delivery to the Owners of the Class A Certificates and the Trustee of an opinion of counsel experienced in federal income tax matters selected by the Owners of such Class R Certificates which opinion shall be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Class A Certificates then Outstanding and the Trustee, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of either the Upper-Tier REMIC or Lower-Tier REMIC will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Owners of a majority of the Percentage Interest represented by the Class A Certificates then Outstanding or the Trustee give the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

            SECTION 9.4. DISPOSITION OF PROCEEDS. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer.

            SECTION 9.5. NETTING OF AMOUNTS. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.

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                                  ARTICLE X

                                 THE TRUSTEE

            SECTION 10.1.   CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

            (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer hereunder whether following the failure of the Master Servicer to perform, pursuant to Section 8.20 hereof or otherwise. Specifically, and not in limitation of the foregoing, the Trustee shall have the power:

            (i) to collect Mortgagor payments;

            (ii) to foreclose on defaulted Mortgage Loans;

            (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

            (iv) to deliver instruments of satisfaction pursuant to Section
      8.14;

            (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, and

            (vi) to enforce the Mortgage Loans.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) his subsection shall not be construed to limit the effect of subsection (a) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.



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            (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

            (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken. The Trustee shall receive from the Sponsor promptly upon demand therefor, reimbursement of expenses as are described in the fee quote letter, dated August 28, 1997 and executed by the Sponsor.

            SECTION 10.2.   REMOVAL OF TRUSTEE FOR CAUSE.

            (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (A) the Trustee shall fail to distribute to the Owners
            entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

                  (B) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sponsor, the Insurer or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding a written notice specifying such failure or breach and requiring it to be remedied; or

                  (C) a decree or order of a court or agency or supervisory
            authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or



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            similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

                  (D) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                  (E) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

            The Sponsor shall give to the Insurer and each Rating Agency notice of the occurrence of any such event of which the Sponsor is aware.

            (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Insurer (x) the Sponsor or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by any Class of Class R Certificates then Outstanding may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section
10.9 hereof.

            SECTION 10.3. CERTAIN RIGHTS OF THE TRUSTEE. Except as otherwise provided in Section 10.1 hereof:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Sponsor, the Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

            (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

            (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to



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this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates.

            SECTION 10.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CERTIFICATES. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Sponsor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to validity and sufficiency of its authentication of the Certificates.

            SECTION 10.5. MAY HOLD CERTIFICATES. The Trustee or any agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such agent.

            SECTION 10.6. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Sponsor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

            SECTION 10.7. NO LIEN FOR FEES. The Trustee shall have no lien on the Trust Estate for the payment of any fees and expenses.

            SECTION 10.8. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America or any such State having a rating or ratings acceptable to the Insurer or, if the last sentence of Section 11.18 hereof is applicable, the Sponsor and having (x) long-term, unsecured debt rated at least A-1 by Moody's (or such lower rating as may be acceptable to Moody's) and (y) a short-term deposit rating of at least A-1 from Standard & Poor's (or such lower rating as may be acceptable to



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Standard & Poor's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Sponsor (with the consent of the Insurer) (which consent shall not be unreasonably withheld) or of the Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

            SECTION 10.9.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

            (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Sponsor and by mailing notice of resignation by first-class Mail, postage prepaid, to the Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to each Rating Agency. Upon receiving notice of resignation, the Sponsor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (c) If at any time the Trustee shall cease to be eligible under
Section 10.8 hereof and shall fail to resign after written request therefor by the Sponsor or by the Insurer, the Insurer or the Sponsor (with the written consent of the Insurer) may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by Class R Certificates then Outstanding may at any time, with the prior written consent of the Insurer, remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Sponsor and to the Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.3 hereof.

            (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Insurer or, if the last sentence of Section 11.18 hereof is applicable, the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Insurer and the Sponsor duly authorized, one complete set of which instruments shall be delivered to the Sponsor, one complete set to the


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Insurer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

            (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Sponsor shall promptly appoint a successor Trustee acceptable to the Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interest of the Class R Certificates delivered to the Sponsor and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Sponsor. If no successor Trustee shall have been so appointed by the Sponsor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

            (g) The Sponsor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Insurer and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

            SECTION 10.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Sponsor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Sponsor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Sponsor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            Upon acceptance of appointment by a successor Trustee as provided in this Section, the Sponsor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Sponsor shall send a copy of such notice to each of the Rating Agencies and the Insurer. If the Sponsor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

            SECTION 10.11.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION
TO BUSINESS OF THE TRUSTEE. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from



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any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

            SECTION 10.12. REPORTING; WITHHOLDING. The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Sponsor, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including, but not limited to, backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

            SECTION 10.13. LIABILITY OF THE TRUSTEE. The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Sponsor, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor and is otherwise liable). In addition, the Sponsor and Master Servicer covenant and agree to indemnify the Trustee, and its officers, directors, employees and agents, including, without limitation, when the Trustee is acting as Master Servicer, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The indemnification provided in this Section 10.13 shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

            SECTION 10.14. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within

15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) or 8.20(b) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment with the consent of the Insurer. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.8 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.8.

            Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

            (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

            (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

            (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

            Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            The Trustee shall give to Moody's, the Sponsor and the Insurer notice of the appointment of any Co-Trustee or separate Trustee.

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

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Sponsor, the Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Sponsor, the Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

            Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

            (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 11.2. FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

            SECTION 11.3.   ACTS OF OWNERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sponsor and/or the Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The ownership of Certificates shall be proved by the Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

            SECTION 11.4. NOTICES, ETC., TO TRUSTEE. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section 2.2 hereof.

      SECTION 11.5 NOTICES AND REPORTS TO OWNERS; WAIVER OF NOTICES. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

            Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

            SECTION 11.6. RULES BY TRUSTEE AND SPONSOR. The Trustee may make reasonable rules for any meeting of Owners. The Sponsor may make reasonable rules and set reasonable requirements for its functions.

            SECTION 11.7. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

            SECTION 11.8. SEVERABILITY. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.9. BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            SECTION 11.10. LEGAL HOLIDAYS. In any case where the date of any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

            SECTION 11.11. GOVERNING LAW. In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law



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

of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

            SECTION 11.12. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.13. USURY. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

            SECTION 11.14.   AMENDMENT.

            (a) The Trustee, the Sponsor and the Master Servicer, may at any time and from time to time, with the prior written consent of the Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof,
(ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the REMIC Trust or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

            (b) The Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written consent of the Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of changing the definitions of "Group IA Specified Overcollateralization Amount," "Group IB Specified Overcollateralization Amount," "Group IIA Specified Overcollateralization Amount" and "Group IIB Specified Overcollateralization Amount"; provided, however, that no such change shall affect the weighted average life of the related Class of Class A Certificates (assuming an appropriate prepayment speed as determined by the Representative) by more than five percent, as determined by the Representative.



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

            (c) This Agreement may also be amended by the Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or
(c) result in a down-rating or withdrawal of any ratings then assigned to the Class A Certificates, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

            (d) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters addressed to the Trustee and to the Insurer to the effect that such amendment would not adversely affect the status of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC. Neither such opinion of counsel nor any expense of any such proposed amendment shall be at the Trustee's expense.

            (e) The Insurer, the Owners and each Rating Agency shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

            SECTION 11.15 REMIC STATUS; TAXES.

            (a) The Tax Matters Person shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to the Upper-Tier REMIC and Lower-Tier REMIC and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section
11.17 hereof shall sign all tax information returns filed pursuant to this
Section 11.15. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to the REMIC Trust or the Certificates.

            (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation



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of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Sponsor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Sponsor to be required under applicable federal, state and local tax laws.

            (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Proposed Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Proposed Treasury Regulation Section 1.860E(2)(a)(5), or any successor regulation thereto.

            (d) The Sponsor covenants and agrees that within ten Business Days after receiving a written request from the Trustee it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

            (e) The Trustee, the Sponsor and the Master Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the Upper-Tier REMIC and Lower-Tier REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the Upper-Tier REMIC and Lower-Tier REMIC of any other taxes under the Code.

            (f) The Upper-Tier REMIC and Lower-Tier REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

            (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

            (h) Neither the Sponsor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

            (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Sponsor may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received the prior written consent of the Insurer and an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for either the Upper-Tier REMIC or Lower-Tier REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

            SECTION 11.16.   ADDITIONAL LIMITATION ON ACTION AND IMPOSITION OF
TAX.

            (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained, and delivered to the Insurer, an opinion of counsel experienced in federal income tax matters (which opinion shall be at the expense of the Sponsor) to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for either the Upper-Tier REMIC or Lower-Tier REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

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


            (b) In the event that any tax is imposed on "prohibited transactions" of either the Upper-Tier REMIC or Lower-Tier REMIC as defined in
Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to either the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Sections 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Lower-Tier Residual Class and the Class R Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Lower-Tier Residual Class and the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Class R Certificates on any Payment Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

            SECTION 11.17. APPOINTMENT OF TAX MATTERS PERSON. The Owners of the Class R Certificates hereby appoint the Trustee as their agent to act as the Tax Matters Person for REMIC Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code.

            SECTION 11.18. THE INSURER. The Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Insurer shall be suspended during any period in which the Insurer is in default in its payment obligations under the Insurance Policy, except with respect to amendments to this Agreement pursuant to Section 11.14. During the continuance of a Insurer Default, the Insurer's rights hereunder shall vest in the Trustee on behalf of the Owners of the Class A Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Class A Certificates then Outstanding. At such time as the Class A Certificates are no longer Outstanding hereunder and the Insurer has been reimbursed for all Reimbursement Amounts to which it is entitled hereunder and the Insurance Policy has expired, the Insurer's rights hereunder shall terminate.

            SECTION 11.19. MAINTENANCE OF RECORDS. Each Originator and Owner of a Class R Certificate shall each continuously keep an original executed counterpart of this Agreement in its official records.

            SECTION 11.20. NOTICES. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:


       The Trustee:          Bankers Trust Company
                                of California, N.A.
                             3 Park Plaza, 16th Floor
                             Irvine, CA 92614
                             Attention:  Advanta 1998-2
                             Tel:  (714) 253-7575
                             Fax:  (714) 253-7577

      The Sponsor:           Advanta Mortgage Conduit Services Inc.
                             16875 West Bernardo Drive
                             San Diego, California 92127
                             Tel:  (619) 674-3317
                             Attention: Structured Finance


      The Master Servicer:   Advanta Mortgage Corp. USA
                             16875 West Bernardo Drive
                             San Diego, California 92127
                             Tel:  (619) 674-3317
                             Fax:  (619) 674-3592

      The Insurer:           Ambac Assurance Corporation
                             One State Street Plaza
                             New York, NY  10004
                             Attention:   Karl T. Molin
                             Telecopy No.: (212) 208-3566
                             Confirmation:  (212) 208-3361

      Moody's:               Moody's Investors Service
                             99 Church Street
                             New York, New York 10007
                             Attention: The Mortgage Monitoring
                             Department


      Standard & Poor's:     Standard & Poor's Ratings Group
                             26 Broadway, 15th Floor
                             New York, New York 10004
                             Attention: Manager, Structured Finance
                              Operations Group


      Underwriters:          Morgan Stanley & Co. Incorporated
                               as Representative of the Underwriters
                             1585 Broadway
                             New York, New York 10036

      IN WITNESS WHEREOF, the Sponsor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                 ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                                    as Sponsor


                                    By: /s/ Mark T. Dunsheath
                                       ---------------------------------
                                       Mark T. Dunsheath
                                       Vice President


                                 ADVANTA MORTGAGE CORP. USA
                                    as Master Servicer


                                    By: /s/ Mark T. Dunsheath
                                       --------------------------------
                                       Mark T. Dunsheath
                                       Vice President


                                 BANKERS TRUST COMPANY OF CALIFORNIA,
                                    N.A.,
                                    as Trustee


                                    By: /s/ Stephen Hessler
                                       --------------------------------
                                       Stephen Hessler
                                       Vice President




                        [POOLING AND SERVICING AGREEMENT]

SCHEDULE I         --      Schedules of Mortgage Loans
EXHIBIT A          --      Form of Certificates
EXHIBIT B          --      Contents of Mortgage Loan File
EXHIBIT C          --      Form of Certificate Re: Mortgage Loans Prepaid in Full After the Cut-Off Date
EXHIBIT D          --      Form of Trustee's Acknowledgement of Receipt
EXHIBIT E          --      Form of Certification
EXHIBIT F          --      Form of Delivery Order
EXHIBIT G          --      Form of Class R Tax Matters Transfer Certificate
EXHIBIT H          --      Power of Attorney
EXHIBIT I          --      Form of Monthly Report
EXHIBIT J          --      Form of Master Servicer's Trust Receipt
EXHIBIT K          --      Form of Lost Note Affidavit

Schedule I-a       --      Exception Loans